                                                                  EXHIBIT (a)(1)
                              GARTNER GROUP, INC.
                           OFFER TO PURCHASE FOR CASH
                    UP TO 15,700,000 SHARES OF COMMON STOCK,
                                 CONSISTING OF
                 UP TO 9,600,000 SHARES OF CLASS A COMMON STOCK
              AND UP TO 6,100,000 SHARES OF CLASS B COMMON STOCK,
                            EACH AT A PURCHASE PRICE
                 NOT LESS THAN $21 NOR MORE THAN $24 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW
                                YORK CITY TIME,
           ON TUESDAY, AUGUST 24, 1999, UNLESS THE OFFER IS EXTENDED.

    Gartner Group, Inc., a Delaware corporation (the "Company"), invites its stockholders to tender shares of the Company's Common Stock, Class A ("Class A Common Stock") and Common Stock, Class B ("Class B Common Stock"; together with the Class A Common Stock, "Common Stock") to the Company. Shares may be tendered at prices specified by the individual stockholders tendering their shares, but at prices not less than $21 nor more than $24 per share, net to the seller in cash, without interest. Shares must be tendered on the terms and subject to the conditions set forth herein and in the related letters of transmittal (which, as amended or supplemented from time to time, together constitute the "Offer").

    The Company will determine the single per share price, net to the seller, that it will pay for shares of Class A Common Stock properly tendered pursuant to the Offer and not properly withdrawn (the "Class A Purchase Price"), taking into account the number of shares of Class A Common Stock tendered and the prices specified by tendering stockholders. Such purchase price will be the lowest purchase price that will allow the Company to buy 9,600,000 shares of Class A Common Stock (or such lesser number of shares as are properly tendered).

    Similarly, the Company will determine the single per share price, net to the seller, that it will pay for shares of Class B Common Stock properly tendered pursuant to the Offer and not properly withdrawn (the "Class B Purchase Price"; the Class A Purchase Price and Class B Purchase Price are each referred to as a "Purchase Price"), taking into account the number of shares of Class B Common Stock tendered and the prices specified by tendering stockholders. Such purchase price will be the lowest purchase price that will allow the Company to buy 6,100,000 shares of Class B Common Stock (or such lesser number of shares as are properly tendered).

    Notwithstanding the foregoing, the Company will only repurchase shares of Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding as of July 26, 1999. At such date, 63,992,550 shares of Class A Common Stock were outstanding, representing 61.1% of the outstanding Common Stock, and 40,689,648 shares of Class B Common Stock were outstanding, representing 38.9% of the outstanding Common Stock. If stockholders do not properly tender shares in these proportions, then the Company will only purchase the largest number of properly tendered shares of each class that will enable it to maintain these proportions, and the Purchase Price for each class will be determined upon the basis of the number of shares of such class so purchased.

    Since each Purchase Price is separately determined, the Class A Purchase Price and Class B Purchase Price need not be identical.

    Subject to the foregoing, all shares properly tendered at prices at or below the applicable Purchase Price and not properly withdrawn will be purchased at the applicable Purchase Price, upon the terms and subject to the conditions of the Offer, including the proration provisions.

    The Company reserves the right, in its sole discretion, to purchase more than 15,700,000 shares pursuant to the Offer. Shares tendered at prices in excess of the applicable Purchase Price and shares not purchased because of the proportionality and proration provisions will be returned. See Section 14.

    THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6.

    The Class A Common Stock is listed and traded on the New York Stock Exchange ("NYSE") under the symbol "IT" and the Class B Common Stock is listed and traded on the NYSE under the symbol "IT-B". On July 23,1999, the last full trading day prior to the announcement of the Offer, the closing per share sales prices as reported on the NYSE composite tape were $22.00 per share of Class A Common Stock and $21.63 per share of Class B Common Stock. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES. See Section 7.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY, ITS BOARD OF DIRECTORS, NOR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH STOCKHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SUCH STOCKHOLDER'S SHARES AND, IF SO, HOW MANY SHARES OF EACH CLASS TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHARES SHOULD BE TENDERED. THE COMPANY'S DIRECTORS AND OFFICERS HAVE AGREED NOT TO PARTICIPATE IN THIS OFFER.
                                   PROCEDURES

    Any stockholder wishing to tender all or any part of such stockholder's shares of Common Stock should either (a) complete and sign a Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver such Letter of Transmittal, together with any required signature guarantee and any other required documents, to EquiServe L.P., which is serving as the depositary for the Company in connection with the Offer (the "Depositary"), and mail or deliver the certificates for such shares to the Depositary (together with any other documents required by the Letter of Transmittal) or tender such shares pursuant to the procedure for book-entry transfer set forth in Section 3, or (b) request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such stockholder. Holders of shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such person if they desire to tender their shares. Participants in the Gartner Group, Inc. Savings and Investment Plan or the IMS Health Incorporated Savings Plan who desire to participate in the Offer should follow the procedures described more fully in Section 3. Any stockholder who desires to tender shares and whose certificates for such shares are not immediately available or cannot be delivered to the Depositary or who cannot comply with the procedure for book-entry transfer or whose other required documents cannot be delivered to the Depositary, in any case, by the expiration of the Offer must tender such shares pursuant to the guaranteed delivery procedure set forth in Section 3.

    TO PROPERLY TENDER SHARES, STOCKHOLDERS MUST VALIDLY COMPLETE AND EXECUTE ONE OR MORE LETTERS OF TRANSMITTAL, INCLUDING THE SECTION RELATING TO THE PRICE AT WHICH THEY ARE TENDERING SHARES. STOCKHOLDERS SHOULD NOTE THAT A DIFFERENT FORM OF LETTER OF TRANSMITTAL IS PROVIDED FOR EACH CLASS OF COMMON STOCK.

    Questions and requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or to the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase.

    THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                      The Dealer Manager for the Offer is:
                           [Credit First Suisse Logo]
July 27, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
SUMMARY.....................................................      1
INTRODUCTION................................................      4
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.............      7
CERTAIN CONSIDERATIONS......................................      8
THE OFFER...................................................     13
  1.  Number of Shares; Purchase Price; Proration...........     13
  2.  Purpose of the Offer; Certain Effects of the Offer....     15
  3.  Procedures for Tendering Shares.......................     19
  4.  Withdrawal Rights.....................................     24
  5.  Purchase of Shares and Payment of Purchase Price......     25
  6.  Certain Conditions of the Offer.......................     26
  7.  Price Range of Shares.................................     27
  8.  Source and Amount of Funds............................     28
  9.  Certain Information Concerning the Company............     30
  10. Interests of Directors, Officers and Principal
       Stockholders; Transactions and Arrangements
       Concerning Shares....................................     33
  11. Effects of the Offer on the Market for Shares;
       Registration Under the Exchange Act..................     34
  12. Certain Legal Matters; Regulatory Approvals...........     34
  13. Certain United States Federal Income Tax
       Consequences.........................................     34
  14. Extension of the Offer; Termination; Amendment........     36
  15. Fees and Expenses.....................................     37
  16. Miscellaneous.........................................     37

                                        i
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                                    SUMMARY

     This general summary is solely for the convenience of the Company's stockholders and is qualified in its entirety by reference to the full text and more specific details set forth in this Offer to Purchase.

Purchase Price................   The Company will determine a single net cash
                                 purchase price per share of Class A Common
                                 Stock, which will be not less than $21 nor more than $24 per share. The Company will select the lowest Class A Purchase Price that will allow it to buy (a) 9,600,000 shares of Class A
                                 Common Stock, (b) such lesser number of shares as are validly tendered or (c) such lesser number of validly tendered shares as are necessary to ensure that the Company repurchases shares of Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A
                                 Common Stock and Class B Common Stock
                                 outstanding on July 26, 1999. All shares of Class A Common Stock purchased by the Company will be purchased at such Class A Purchase
                                 Price even if tendered below such Purchase
                                 Price.

                                 Similarly, the Company will determine a single net cash purchase price per share of Class B Common Stock, which will be not less than $21 nor more than $24 per share. The Company will select the lowest Class B Purchase Price that will allow it to buy (a) 6,100,000 shares of Class B Common Stock, (b) such lesser number of shares as are validly tendered or (c) such lesser number of validly tendered shares as are necessary to ensure that the Company repurchases shares of Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding on July 26, 1999. All shares of Class B Common Stock purchased by the Company will be purchased at such Class B Purchase Price even if tendered below such Purchase Price.

                                 The Purchase Price of each class of Common
                                 Stock will be determined based upon the number of shares actually purchased by the Company pursuant to the Offer. The Class A Purchase Price and Class B Purchase Price need not be identical.

                                 Each stockholder desiring to tender shares of a class must specify in the appropriate Letter of Transmittal for the class of shares to be tendered, (a) the number of shares of such class tendered, and (b) the minimum price (not less than $21 nor more than $24 per share) at which the stockholder is willing to have shares of such class purchased by the Company.

                                 Stockholders wishing to maximize the
                                 possibility that their shares will be purchased may elect to have such stockholder's shares purchased at the applicable class price determined by the Dutch Auction tender process, by checking the box in the applicable Letter of Transmittal marked "Shares Tendered at Price Determined by Dutch Auction." In such event, such shares could be purchased at a price as low as the minimum price of $21 per share or as high as the maximum price of $24 per share.

Numbers of Shares to be
Purchased.....................   15,700,000 shares of Common Stock, consisting
                                 of 9,600,000 shares of Class A Common Stock and
                                 6,100,000 shares of Class B Common Stock (or, in each case, such lesser number of shares as are properly tendered). However, the Company will only repurchase shares of Class A Common
                                 Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A Common Stock and Class B
                                 Common Stock outstanding on July 26, 1999. At such date a total of 63,992,550 shares of Class
                                 A Common Stock (61.1%) and 40,689,648 shares of
                                 Class B Common Stock (38.9%) were outstanding.

                                 If stockholders do not properly tender shares in these proportions, then the Company will only purchase the largest number of properly tendered shares of each class that will enable it to maintain these proportions, and the Purchase Price for each class will be determined upon the basis of the number of shares of such class so purchased.

How to Tender Shares..........   A stockholder desiring to tender shares of more
                                 than one class, or desiring to tender shares of the same class at different prices, must complete the appropriate Letter of Transmittal for each class tendered and a separate Letter of Transmittal for each price at which shares are tendered. See Section 3. Contact the
                                 Information Agent, the Dealer Manager or consult your broker for assistance.

Brokerage Commissions.........   None for registered stockholders who tender
                                 their shares directly to the Depositary.
                                 Stockholders holding shares through brokers or banks are urged to consult the brokers or banks to determine whether transaction costs are applicable if stockholders tender shares through the brokers or banks and not directly to the Depositary.

Stock Transfer Tax............   None, if payment is made to the registered
                                 holder of shares.

Proration.....................   If stockholders tender more shares that the
                                 Company desires to purchase, proration will be necessary. Proration for each stockholder properly tendering shares, other than Odd Lot
                                 Holders (as defined below), will be based on the ratio of the number of shares of the class properly tendered by such stockholder at or below the applicable Purchase Price (and not properly withdrawn prior to the Expiration
                                 Date) to the total number of shares of that class properly tendered by all stockholders, other than Odd Lot Holders, at or below the applicable Purchase Price (and not properly withdrawn prior to the Expiration Date).

Odd Lots......................   There will be no proration of shares tendered
                                 by any stockholder owning beneficially or of record fewer than 100 shares of either class as of the close of business on July 27, 1999 and as of the Expiration Date, if the stockholder tenders all shares of such class owned by the stockholder at or below the applicable Purchase
                                 Price prior to the Expiration Date and
                                 completes the section entitled "Odd Lots" in the appropriate Letter of Transmittal. See
                                 Section 1.

Expiration and Proration
Dates.........................   Tuesday, August 24, 1999, at 12:00 Midnight,
                                 New York City time, unless the Offer is
                                 extended by the Company.

Payment Date..................   As soon as practicable after the termination of
                                 the Offer.

Position of the Company and
its Board of Directors........   Neither the Company, its Board of Directors,
                                 nor the Dealer Manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Each stockholder must make the decision whether to tender shares and, if so, how many shares of each class to tender and the price or prices at which such shares should be tendered. Directors and officers of the Company have agreed not to participate in the Offer as they are prohibited from doing so under the terms of the Company's agreements with IMS Health Incorporated.

Withdrawal Rights.............   Tendered shares may be withdrawn at any time
                                 prior to 12:00 Midnight, New York City time, on
                                 Tuesday, August 24, 1999, unless the Offer is extended by the Company, and, unless previously accepted for payment, at any time after 12:00
                                 Midnight, New York City time, on Tuesday,
                                 September 21, 1999. See Section 4.

Further Developments Regarding
the Offer.....................   Call the Information Agent or Dealer Manager or
                                 consult your broker.

                           OFFER TO PURCHASE FOR CASH

                                  INTRODUCTION

     General. Gartner Group, Inc., a Delaware corporation (the "Company"), invites its stockholders to tender shares of the Company's Common Stock, Class A ("Class A Common Stock") and Common Stock, Class B ("Class B Common Stock"; together with the Class A Common Stock, "Common Stock" or the "Shares") to the Company. Shares may be tendered at prices specified by the individual stockholders tendering their shares, but at prices not less than $21 nor more than $24 per share, net to the seller in cash, without interest. Shares must be tendered on the terms and subject to the conditions set forth herein and in the related letter of transmittal (which, as amended or supplemented from time to time, together constitute the "Offer").

     Background and Purpose of the Transaction. The Offer to Purchase is being effected as part of a series of transactions (the "IMS Transactions") that have previously been initiated as a result of certain agreements entered into in June 1999 between the Company and IMS Health Incorporated ("IMS Health"). IMS Health was until recently the holder of approximately 46% of the outstanding shares of capital stock of the Company. The IMS Transactions, of which this Offer is a part, were implemented in order to effect the separation of the Company and IMS Health.

     This separation has been implemented through the tax-free distribution by IMS Health to its stockholders of approximately 40.7 million shares of Class B Common Stock held by IMS Health (the "Distribution"). In order to permit the Distribution to be tax-free for United States federal income tax purposes, and thereby in order to make the Distribution possible, the Company effected certain changes to its capital structure as described more fully below. These changes included the creation of a new class of 40,689,648 shares of Class B Common Stock and the issuance of such Class B Common Stock to IMS Health in exchange for a like number of shares of Class A Common Stock previously held by IMS Health. These shares of Class B Common Stock were then distributed by IMS Health, in the Distribution, to IMS Health stockholders of record as of July 17, 1999. In addition, in connection with the Distribution, the Company has recently paid a $125 million cash dividend to all stockholders of record as of July 16, 1999, and is undertaking to commence a share repurchase program, including this Offer to Purchase, to repurchase approximately 20% of the outstanding Common Stock. The IMS Transactions were designed to give effective control of the Company to public stockholders, to return immediate value to the Company's stockholders, and to permit the Company and IMS Health to focus more closely on their respective businesses in the future.

     The Offer is intended to help mitigate the effects of any excess supply in the market for the Common Stock resulting from the IMS Transactions, particularly the Distribution, which has significantly increased the amount of Common Stock available for sale in the public market. The Offer provides to stockholders who are considering a sale of all or a portion of their Common Stock the opportunity to determine the price or prices (not less than $21 nor more than $24 per share) at which they are willing to sell shares and, where shares are tendered by the registered owner directly to the Depositary, to sell those shares without the usual transaction costs associated with open market sales. In addition, the Offer may give stockholders the opportunity to sell at prices greater than market prices prevailing prior to the announcement of the Offer. Stockholders are urged to obtain current market quotations for their shares. See Section 7. The Offer also allows stockholders to sell a portion of their shares while retaining a continuing equity interest in the Company. Stockholders who determine not to accept the Offer will realize a proportionate increase in their relative equity interest in the Company, and thus in the Company's future earnings and assets, subject to the Company's right to issue additional equity securities in the future.

     In determining whether to tender shares pursuant to the Offer, stockholders should consider the possibility that they may be able to sell their shares in the future on the NYSE or otherwise, including in connection with a sale of the Company, at a net price higher than the applicable Purchase Price. See Section
2. The Company can give no assurance, however, as to the price at which a stockholder may be able to sell non-tendered shares in the future.

     Purchase Prices. The Company will determine the single per share price, not less than $21 nor more than $24 per share, net to the seller in cash, without interest, that it will pay for shares of Class A Common Stock properly tendered pursuant to the Offer and not properly withdrawn (the "Class A Purchase Price"), taking into account the number of shares tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to buy 9,600,000 shares of Class A Common Stock (or such lesser number of shares as are properly tendered at prices not less than $21 nor more than $24 per share). All shares of Class A Common Stock acquired pursuant to the Offer will be acquired at the one Class A Purchase Price.

     Similarly, the Company will determine the single per share price, not less than $21 nor more than $24 per share, net to the seller in cash, without interest, that it will pay for shares of Class B Common Stock properly tendered pursuant to the Offer and not properly withdrawn (the "Class B Purchase Price"; each of the Class A Purchase Price and Class B Purchase Price is referred to as a "Purchase Price"), taking into account the number of shares tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to buy 6,100,000 shares of Class B Common Stock (or such lesser number of shares as are properly tendered at prices not less than $21 nor more than $24 per share). All shares of Class B Common Stock acquired pursuant to the Offer will be acquired at the one Class B Purchase Price. The Class A Purchase Price and Class B Purchase Price need not be identical.

     Proportionate Purchase of Class A and Class B. Notwithstanding any other provision in this Offer to Purchase, the Company will only repurchase shares of Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding as of July 26, 1999. At such date, 63,992,550 shares of Class A Common Stock were outstanding, representing 61.1% of the outstanding Common Stock, and 40,689,648 shares of Class B Common Stock were outstanding, representing 38.9% of the outstanding Common Stock. If stockholders do not properly tender shares in these proportions, then the Company will only purchase the largest number of properly tendered shares of each class that will enable it to maintain these proportions, and the Purchase Price for each class will be determined upon the basis of the number of shares of such class so purchased.

     Subject to the foregoing, all shares of each class properly tendered at prices at or below the applicable Purchase Price for such class and not properly withdrawn will be purchased at the applicable Purchase Price, upon the terms and subject to the conditions of the Offer, including the proportionality and proration provisions.

     Additional Purchases; Excess Shares. The Company reserves the right, in its sole discretion, to purchase more than 15,700,000 shares of Common Stock pursuant to the Offer, provided that the Company will only repurchase shares of Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding on July 26, 1999. Shares tendered at prices in excess of the applicable Purchase Price and shares not purchased because of the proportionality and proration provisions will be returned. See Section 14.

     Conditions. The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions. See
Section 6.

     Market for Class A and Class B Common Stock. The Class A Common Stock is listed and traded on the New York Stock Exchange ("NYSE") under the symbol "IT" and the Class B Common Stock is listed and traded on the NYSE under the symbol "IT-B". On July 23, 1999, the last full trading day prior to the announcement of the Offer, the closing per share sales prices as reported on the NYSE composite tape were $22.00 per share of Class A Common Stock and $21.63 per share of Class B Common Stock. Stockholders are urged to obtain current market quotations for the shares. See Section 7.

     No Board of Directors Recommendation Regarding Stockholder Tenders. The Board of Directors of the Company has approved the Offer. However, none of the Company, its Board of Directors nor the Dealer Manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Each stockholder must make the decision whether to tender such stockholder's shares and, if so, how many shares of each class to tender and the price or prices at which such shares should be tendered. The Company's directors and executive officers have agreed not to participate in this Offer.

     Odd Lot Allocation. Upon the terms and subject to the conditions of the Offer, if at the Expiration Date more than 9,600,000 shares of Class A Common Stock or more than 6,100,000 shares of Class B Common Stock (or in each case such greater number of shares as the Company may elect to purchase) are properly tendered at or below the applicable Purchase Price and are not properly withdrawn, the Company will buy shares first from all Odd Lot Holders of each such class (as defined in Section 1) who properly tender (and do not properly withdraw) all their shares of such class at prices at or below the applicable Purchase Price, and will then buy shares on a pro rata basis from all other stockholders who properly tender (and do not properly withdraw) shares of such class at prices at or below the applicable Purchase Price. See Section 1.

     Payment of Purchase Price; Tax Withholding; Fees and Expenses. The Purchase Price will be paid net to the tendering stockholder in cash, without interest, for all shares purchased. Tendering stockholders who hold shares in their own name and who tender their shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 8 of the Letter of Transmittal, stock transfer taxes on the purchase of shares by the Company pursuant to the Offer. Stockholders holding shares through brokers or banks are urged to consult the brokers or banks to determine whether transaction costs are applicable if shares are tendered through the brokers or banks and not directly to the Depositary. HOWEVER, ANY TENDERING STOCKHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE, SIGN AND RETURN TO THE DEPOSITARY THE SUBSTITUTE FORM W-9 THAT IS INCLUDED AS PART OF THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAYABLE TO THE TENDERING STOCKHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 3. The Company will pay all fees and expenses of Credit Suisse First Boston Corporation ("Credit Suisse First Boston" or the "Dealer Manager"), EquiServe L.P. (the "Depositary" or "EquiServe") and Morrow & Co., Inc. (the "Information Agent") incurred in connection with the Offer. See Section 15.

     Outstanding Shares. As of July 26, 1999, the Company had issued and outstanding an aggregate of 104,682,198 shares of Common Stock, consisting of 63,992,550 shares of Class A Common Stock and 40,689,648 shares of Class B Common Stock. In addition, the Company had outstanding at such date options to purchase an aggregate of 17,515,069 shares of Class A Common Stock ("Options") under the Company's stock option plans (collectively the "Option Plans"). In addition, IMS Health held at such date warrants to purchase an aggregate of 599,400 shares of Class A Common Stock (the "IMS Health Warrants"). The 15,700,000 shares of Common Stock that the Company is offering to purchase pursuant to the Offer represent approximately 15% of the Company's Common Stock outstanding on July 26, 1999 (approximately 13% assuming exercise of all outstanding Options and IMS Health Warrants).

     Each of the Gartner Group, Inc. Savings and Investment Plan and the IMS Health Incorporated Savings Plan holds shares of Common Stock in accounts for participants thereunder. A participant in the IMS Health plan may instruct Bankers Trust Company, as trustee of the trust that holds Class B Common Stock for the IMS Health plan, to tender all or part of the shares attributable to their respective individual accounts under such plan (including fractional shares, if any) by following the instructions set forth in "Procedure for Tendering Shares -- IMS Health Savings Plan" in Section 3. Participants in the Gartner Group plan may instruct Fidelity Management Trust Co., as trustee of the trust that holds Class A Common Stock for the Gartner Group plan, to tender all or part of the shares attributable to the participant's individual accounts under such plan (including fractional shares, if any) by following the instructions set forth in "Procedure for Tendering Shares -- Gartner Group Savings and Investment Plan" in Section 3.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

     This document and other communications to stockholders of the Company may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations ("Cautionary Statements") are disclosed herein and therein, including without limitation the risks discussed under "Certain Considerations" below. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements described herein and in the Company's reports filed with the Securities and Exchange Commission.

     The Company does not make any express or implied representation or warranty as to the attainability of any projected or estimated financial information referenced or set forth herein or as to the accuracy or completeness of the assumptions from which any such projected or estimated information is derived. Projections or estimations of the Company's future performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. Reference is made to the particular discussions set forth under "Certain Considerations" below.

                             CERTAIN CONSIDERATIONS

     You should consider carefully the factors described below before making a decision regarding the tender of your shares. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

OUR FUTURE OPERATING RESULTS DEPEND ON A VARIETY OF FACTORS, MANY OF WHICH ARE NOT IN OUR CONTROL

     Our future operating results depend upon our ability to continue to compete successfully in the market for information products and services. We may not be able to continue to provide the products and services that meet client needs as the Information Technology, or IT market evolves rapidly.

     Our future operating results, and our ability to compete successfully in the IT market, will depend on:

          - our ability to hire and retain a premier staff of qualified IT analysts in a competitive employment market, and our ability to expand our staff to support evolving client needs and growth of our business;

          - our ability to expand our product and service offerings to smaller domestic clients;

          - our ability to devote the additional management attention and financial resources necessary to further expand our business; and

          - the risks inherent in international sales, including:

             - changes in market demand as a result of exchange rate
               fluctuations;

             - challenges in staffing and managing our foreign sales operations;
               and

             - higher levels of taxation on foreign income than domestic income.

OUR REVENUES DEPEND ON RENEWALS OF EXISTING CONTRACTS AND OUR ABILITY TO GENERATE NEW BUSINESS

     We measure the volume of our advisory and measurement business based on contract value. We calculate total contract value based on the annualized value of all advisory and measurement contracts in effect at the time of the calculation, without regard to the duration of those contracts. While we believe contract value is a meaningful measure of our business level, contract value at any time may not be indicative of future advisory and measurement revenues or cash flows. In this regard, a substantial portion of our clients have historically renewed our services for an equal or higher level of total payments each year, and, historically, annual revenues from these services in any fiscal year have closely correlated to contract value at the beginning of the fiscal year. As of June 30, 1999, approximately 85 percent of our clients had renewed one or more services in the prior twelve months. Nonetheless, this renewal rate is not necessarily indicative of the rate of retention of our revenue base. Revenues and cash flows in any year depend significantly on the rate of contract renewal through the year as well as new business generation. While we have experienced high contract renewal rates in recent years, we may not be able to sustain high renewal rates in the future. Any deterioration in our ability to achieve high renewal rates or to continue to generate significant new business would impact future growth in our business. Moreover, a significant portion of our new business in any given year has historically been generated in the last portion of the fiscal year. Accordingly, any slowdowns in year-to-year revenue generation might not be apparent until late in a given fiscal year.

     Deferred revenues, as presented in our balance sheets, represent unamortized revenues from billed advisory and measurement services and products, plus unamortized revenues of certain other billed services and products not included in advisory and measurement. Contract value represents an annualized value of all outstanding advisory and measurement contracts without regard to the duration of such contracts, while deferred revenues represents unamortized revenue remaining on all billed and outstanding advisory and measurement contracts, plus certain other billed services and products not included in advisory and measurement revenue. Accordingly, deferred revenues do not correlate to contract value as of any one date.

WE MAY NOT BE ABLE TO CONTINUE TO COMPETE SUCCESSFULLY IN THE COMPETITIVE MARKET FOR IT PRODUCTS AND SERVICES

     We believe that the principal competitive factors in our industry are:

          - quality of research and analysis;

          - timely delivery of information;

          - customer service;

          - the ability to offer products that meet changing market needs for information and analysis; and

          - price.

     We believe that we compete favorably with respect to each of these factors. However, we face competition from many companies, and we believe that competition is increasing.

     We face competition from other independent providers of similar services, as well as our clients' internal marketing and planning departments. We also compete indirectly against other information providers, including electronic and print media companies and consulting firms. These indirect competitors could choose to compete directly against us in the future. In addition, although we have established a significant market presence, there are limited barriers to entry into our market. New competitors continue to emerge, and additional competitors could readily emerge in one or more of the market segments we address. Additional competition also continues to emerge as the IT industries change and new customer needs evolve. Increased competition could adversely affect our operating results through downward pricing pressure and loss of market share.

WE DEPEND ON OUR KEY EMPLOYEES AND ON OUR ABILITY TO HIRE ADDITIONAL QUALIFIED PERSONNEL

     Our future success will depend heavily upon the continued contributions of our senior management team, professional analysts, and experienced sales personnel. Accordingly, future operating results will be largely dependent upon our ability to retain our key employees and to attract additional qualified personnel. We experience intense competition for professional personnel from, among others, other providers of IT research and analysis services, producers of IT products, management consulting firms and financial services companies. Many of these firms have substantially greater financial resources than we do to attract and compensate qualified personnel. The loss of the services of key management and professional personnel could have a material adverse effect on our business.

WE FACE YEAR 2000 RISKS WHICH COULD NEGATIVELY IMPACT OUR BUSINESS

     The Year 2000 problem results from the fact that many technology systems have been designed using only a two-digit representation of the year portion of the date. This has the potential to cause errors or failures in those systems that depend on correct interpretation of the year, but cannot necessarily correctly interpret "00" as the year "2000". While the potential ramifications of the Year 2000 issue are significant, we believe that we are taking full advantage of our internal resources and all necessary external resources to understand, identify and correct all Year 2000 issues within our control. We recognize that there are significant unknowns, and therefore potential risks, that are outside of our control and we will take all reasonable steps to minimize the impact of those exposures.

     We are on target to have made all essential systems Year 2000 ready before their known failure dates or January 1, 2000, whichever is sooner. All of our products are, or are expected to be, Year 2000 ready before their known failure dates or by January 1, 2000, whichever is sooner. Should any date-related problems be revealed after that point, they will be fixed at no charge to the customer or replaced with a product of equal value. Initial testing of the four business critical applications for product delivery (GG Interactive, GG Lotus Notes, GG Intraweb, and GG CD) has shown these applications to be compliant with certain Company identified key functions, with full Year 2000 internal validation expected to occur on a timely basis prior to calendar 1999 year end. Additionally we further expect to continue to take all prudent and reasonable steps to validate the Year 2000 readiness of our direct supply chain interfaces, but we believe that this area does and will continue to represent a significant level of uncertainty and business risk at least through the first half of the year 2000.

     We have established a separate Year 2000 account to budget and track significant fiscal 1999 Year 2000 expenditures. All maintenance and modification costs are expensed as incurred, while the cost of new systems is being capitalized according to generally accepted accounting principles. Identified Year 2000 expenses were $1.9 million for the six months ended March 31, 1999 and are forecasted to be $3.3 million for the remaining six months of fiscal 1999. These costs are predominantly for the budgeted replacement or upgrades of IT and non-IT systems, but also include prorated personnel standard unit costs.

     We believe that the Year 2000 problem may result in an increased percentage of IT department budgets being directed toward Year 2000 remediation expenditures in the near term. If this occurs, changes in customer buying practices could result in either an increase or decrease in the demand for our products and services and, therefore, have the potential of benefiting or adversely impacting our future revenues and revenue patterns.

THE CLASS B COMMON STOCK CONTROLS OUR BOARD OF DIRECTORS

     We have recently completed a recapitalization and certain related transactions which could have a significant impact on control of our company. These transactions were undertaken in connection with a Distribution Agreement dated June 17, 1999 between us and IMS Health (the "Distribution Agreement"). IMS Health has recently distributed to its stockholders an aggregate of 40,689,648 shares of Class B Common Stock and retains an aggregate of 7,508,857 shares of Class A Common Stock (including 599,400 shares issuable on exercise of warrants held by IMS Health). Our Class B Common Stock is identical in all respects to our Class A Common Stock, except that the Class B Common Stock is entitled to elect at least 80% of the members of our Board of Directors. Therefore, subject to the effectiveness of one provision in our certificate of incorporation (as described in the next paragraph), holders of a majority of the Class B Common Stock will be able to elect at least 80% of our Board of Directors, and any person or group of persons that acquires a majority of the outstanding shares of Class B Common Stock will be able to obtain control of our company through the election of directors. The Class B Common Stock thus may render our company more susceptible to unsolicited takeover bids from third parties.

     The risk of a takeover of our Board is partially mitigated by our recent establishment of a classified Board of Directors. Our Board has been divided into three classes, with one class of directors to be elected each year for staggered three-year terms. As a result of this classified Board, a potential acquiror can only elect a majority of the Board of Directors over the course of two annual elections of directors. Accordingly, the creation of a classified Board of Directors mitigates in part the increased risk of unsolicited takeover bids that resulted from the creation and issuance of the Class B Common Stock. This takeover risk may also be mitigated in part by a provision in our certificate of incorporation that will take effect if we receive a letter ruling from the Internal Revenue Service ("IRS") that the provision will not impair the tax treatment of the IMS Transactions. This provision states that so long as any person or entity, or group of persons or entities acting in concert, beneficially owns 15% or more of the outstanding shares of Class B Common Stock, then such person, entity or group may vote in any election of directors only the number of shares of Class B Common Stock for which it owns an equivalent percentage of Class A Common Stock. The purpose of this provision is to ensure that no person, entity or group can seek to obtain control of our Board of Directors solely by acquiring a majority of the outstanding shares of Class B Common Stock. This provision is intended to protect our public stockholders by ensuring that anyone seeking to take over our board must acquire control of the outstanding shares of each class of Common Stock.

OUR RECENT CASH DIVIDEND AND INCURRENCE OF INDEBTEDNESS COULD LIMIT FUTURE OPERATIONAL FLEXIBILITY.

     As a result of the IMS Transactions, we will expend a significant portion of our cash and incur significant indebtedness. This will result in significant interest costs and debt repayment obligations, and will limit the availability of additional borrowings for other corporate purposes such as cash acquisitions or significant investments in new areas of business.

     We have previously declared a $125 million cash dividend payable to stockholders of record on July 16, 1999. In addition, we are undertaking the repurchase of approximately 15% of our outstanding Common Stock under this Offer to Purchase and will repurchase up to an additional 5% in open market purchases within the next 2 years.

     In order to pay the cash dividend to our stockholders and finance the stock repurchase program, we will use available cash and are incurring up to approximately $500 million of debt financing. These transactions will limit the amount of cash or borrowings available to us in the future, which could adversely affect our future operations in various ways, including the following:

     - we could become increasingly vulnerable to general adverse economic and industry conditions;

     - we will be required to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, which will reduce the availability of cash flow to fund activities that might otherwise benefit us; these include cash acquisitions, additional investments in new business areas, capital expenditures, working capital needs, and other general corporate requirements;

     - we will have reduced ability to obtain additional financing to fund such potentially beneficial future activities; and

     - we may be placed at a competitive disadvantage as compared to less leveraged or better capitalized competitors, because of reduced ability to invest in our business.

WE WILL INCUR DEBT SERVICE OBLIGATIONS IN CONNECTION WITH THE RECAPITALIZATION OF OUR COMPANY THAT WE MAY NOT BE ABLE TO MEET

     Our ability to make principal and interest payments on our outstanding debt will depend on our future operating performance. Our future operating performance itself depends on a number of factors, many of which are outside of our control. These factors include prevailing economic conditions and financial, competitive and other factors affecting our business and operations. Although we believe, based on current levels of operations, that our cash flow from operations, together with other sources of liquidity, will be adequate to make required payments of principal and interest on our debt, whether at or prior to maturity, to finance anticipated capital expenditures and to fund working capital requirements, we cannot assure you that our sources of cash will indeed be sufficient for such purposes. If we are unable to generate sufficient cash flow from operations, or if we require additional equipment loans or equipment and working capital lines of credit in the future to service our debt, we may be required to sell our assets, reduce our capital expenditures, refinance all or a portion of our existing indebtedness or obtain other sources of financing. We cannot assure you we would have access to sources of refinancing on commercially reasonable terms, or at all.

WE HAVE ASSUMED POTENTIALLY LARGE TAX LIABILITIES UNDER THE DISTRIBUTION AGREEMENT WITH IMS HEALTH

     In connection with the IMS Transactions, IMS distributed to its public stockholders, on a pro rata basis, the Class B Common Stock that IMS received from us in the recapitalization. The Distribution, the recapitalization and the related transactions were effected based on receipt by IMS of a favorable ruling from the IRS that the Distribution would be tax-free to IMS and its stockholders. However, even with the IRS ruling, it is possible that, under certain circumstances, actions by us following the Distribution (such as the acquisition of our company or substantial acquisitions using our stock) could cause the Distribution to become taxable to IMS and its stockholders. Under the terms of the Distribution Agreement, we are required to indemnify IMS for additional taxes, if any, attributable to our actions outside of the scope of certain permitted actions by us. This indemnification obligation could result in liabilities to us of $300 million or more.

     These potential obligations could substantially limit our ability to engage in acquisitions or certain other transactions during the two-year period following the recapitalization and the related transactions. These potential tax liabilities may also make our company less attractive to a potential acquiror.

STOCK SALES FOLLOWING THE DISTRIBUTION MAY LOWER OUR STOCK PRICE

     IMS Health distributed on July 26, 1999, to its stockholders of record as of July 17, 1999, a total of 40,689,648 shares of Class B Common Stock. In addition, IMS Health retains 6,909,457 shares of Class A Common Stock (the "Retained Shares") and warrants to purchase an additional 599,400 shares of Class A Common Stock (the "Warrant Shares"). The ruling from the IRS obtained in connection with the IMS Transactions requires that IMS Health dispose of the Retained Shares and Warrant Shares as quickly as feasible, and IMS Health intends to dispose of all such shares within one year following July 26, 1999, the date of the Distribution. IMS Health has agreed, however, that it will not dispose of such securities for a period of 90 days following the Distribution, and thereafter will dispose of such shares in an agreed manner intended to mitigate the market impact of such dispositions. Although we believe that dispositions of shares in such manner should mitigate the impact on the market for our common stock, such additional sales could also impact such market adversely. IMS Health stockholders may sell into the public market all or a substantial portion of the shares they received in the Distribution. Certain large stockholders may be required to sell a significant amount of our shares if, after the Distribution, by virtue of their holdings in our company plus their holdings in IMS Health, they hold a larger amount of our stock than they are permitted under their internal investment guidelines. Sales of substantial amounts of our stock by IMS Health or by the IMS Health stockholders who received our stock in the Distribution could substantially increase the trading volume of our Common Stock and could result in downward pressure on our stock prices due to the increased supply.

THE CREATION OF A CLASSIFIED BOARD OF DIRECTORS MAY DELAY OR PREVENT A CHANGE OF CONTROL

     Our Board has been divided into a classified Board consisting of three classes with one class of directors to be elected each year. A potential acquiror could only elect a majority of the Board of Directors over the course of two annual elections of directors, which could make our company less attractive to potential acquirors and could therefore have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices to a third-party bidder.

YOU MAY BE ABLE TO SELL YOUR SHARES AT A HIGHER PRICE THAN WE ARE OFFERING

     We will determine the purchase prices for shares tendered in the Offer based upon the numbers of shares tendered and upon the prices of shares tendered, subject to the terms of the Offer. The purchase prices will not necessarily represent the fair market value of the shares tendered, as would be determined by two equal parties engaged in a purchase and sale transaction. Accordingly, you may be able to sell your shares at a higher price than we are offering. Moreover, the price of the shares could rise over time following completion of the Offer, as a result of positive business results, general market conditions or other factors. Therefore, if you do not tender your shares in the Offer, you may be able to sell your shares in the future at a higher price than we are offering.

                                   THE OFFER

1. NUMBER OF SHARES; PURCHASE PRICE; PRORATION.

     Number of Shares to be Repurchased. Upon the terms and subject to the conditions of the Offer, the Company will purchase up to 15,700,000 shares of Common Stock, consisting of up to 9,600,000 shares of Class A Common Stock and up to 6,100,000 shares of Class B Common Stock, or such lesser number of shares as are properly tendered (and not properly withdrawn in accordance with Section
4) prior to the Expiration Date (as defined below) at prices not less than $21 nor more than $24 per share, net to the seller in cash, without interest, for each of the Class A Common Stock and the Class B Common Stock. The purchase price of the Class A Common Stock and the Class B Common Stock need not be identical. The Company reserves the right to purchase more than 15,700,000 shares pursuant to the Offer; in accordance with applicable regulations of the Securities and Exchange Commission (the "Commission"), the Company may purchase pursuant to the Offer an additional amount of shares not to exceed 2% of the outstanding shares without amending or extending the Offer. See Section 14.

     Expiration Date. The term "Expiration Date"means 12:00 Midnight, New York City time, on Tuesday, August 24, 1999 unless and until the Company, in its sole discretion, shall have extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" shall refer to the latest time and date at which the Offer, as so extended by the Company, shall expire. See Section 14 for a description of the Company's right to extend, delay, terminate or amend the Offer. In the event of an over-subscription of either class subject to the Offer as described below, shares of that class properly tendered at or below the applicable Purchase Price prior to the Expiration Date will be subject to proration, except for Odd Lots (as defined below). If (i) the Company (a) increases the price to be paid for shares above $24 per share or decreases the price to be paid for shares below $21 per share, (b) materially increases the Dealer Manager fee, or (c) decreases the number of shares being sought, and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of the change is first published, sent or given in the manner specified in Section 14, then the Offer will be extended until the expiration of such period of ten business days.

     Class A Purchase Price. The Company will, upon the terms and subject to the conditions of the Offer, determine a single purchase price (not less than $21 nor more than $24 per share) that it will pay for shares of Class A Common Stock properly tendered pursuant to the Offer and not properly withdrawn (the "Class A Purchase Price"), taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to buy 9,600,000 shares of Class A Common Stock (or such lesser number of shares as are properly tendered at prices not less than $21 nor more than $24 per share). All shares of Class A Common Stock acquired pursuant to the Offer will be acquired at the one Class A Purchase Price.

     Class B Purchase Price. Similarly, the Company will determine a single purchase price (not less than $21 nor more than $24 per share) that it will pay for shares of Class B Common Stock properly tendered pursuant to the Offer and not properly withdrawn (the "Class B Purchase Price"; each of the Class A Purchase Price and Class B Purchase Price is referred to as a "Purchase Price"), taking into account the number of shares tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to buy 6,100,000 shares of Class B Common Stock (or such lesser number of shares as are properly tendered at prices not less than $21 nor more than $24 per share). All shares of Class B Common Stock acquired pursuant to the Offer will be acquired at the one Class B Purchase Price. The Class A Purchase Price need not be identical to the Class B Purchase Price.

     Proportionate Repurchase of Class A Common Stock and Class B Common
Stock. Notwithstanding the foregoing, the Company will only repurchase shares of Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the numbers of shares of Class A Common Stock and Class B Common Stock as of July 26, 1999. At such date, 63,992,550 shares of Class A Common Stock were outstanding, representing 61.1% of the outstanding Common Stock, and 40,689,648 shares of Class B Common Stock were outstanding, representing 38.9% of the outstanding Common Stock. If stockholders do not properly tender shares in these proportions, then the Company will only purchase the largest number of properly tendered shares of each class that will enable it to maintain these proportions, and the Purchase Price for each class will be determined upon the basis of the number of shares of such class so purchased.

     Subject to the foregoing, as promptly as practicable following the Expiration Date, the Company will, in its sole discretion, determine the Purchase Price that it will pay for shares of each class properly tendered pursuant to the Offer and not properly withdrawn, taking into account the number of shares of such class tendered and the prices specified by tendering stockholders. All shares properly tendered at prices at or below the applicable Purchase Price for such class and not properly withdrawn will be purchased at the applicable Purchase Price, upon the terms and subject to the conditions of the Offer, including the proportionality and proration provisions.

     THE OFFER IS NOT CONDITIONED ON THE TENDER OF ANY MINIMUM NUMBER OF SHARES, BUT IS SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 6.

     Priority of Purchase within Each Class. Upon the terms and subject to the conditions of the Offer, if more than 9,600,000 shares of Class A Common Stock or more than 6,100,000 shares of Class B Common Stock (or such greater number of shares of either such class as the Company may elect to purchase) have been properly tendered at prices at or below the applicable Purchase Price and not properly withdrawn prior to the Expiration Date, the Company will purchase properly tendered shares of each such class in the order set forth below:

     (a) first, the Company will repurchase all shares of such class properly tendered and not properly withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined below) who:

        (1) tenders all shares of such class owned beneficially or of record by such Odd Lot Holder at a price at or below the Purchase Price for such class (tenders of fewer than all the shares of such class owned by such Odd Lot Holder will not qualify for this preference); and

        (2) completes the section entitled "Odd Lots" in the appropriate Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery; and

     (b) second, after the purchase of all of the foregoing shares, the Company will repurchase all other shares of such class properly tendered at prices at or below the Purchase Price for such class and not properly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares), as described below.

     Odd Lots. For purposes of the Offer, the term "Odd Lots" means, with respect to either class of Common Stock, all shares of such class properly tendered prior to the Expiration Date at prices at or below the applicable Purchase Price and not properly withdrawn by any person (an "Odd Lot Holder") who owned beneficially or of record as of the close of business on July 27, 1999, and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 shares of such class as certified in the appropriate place in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In order to qualify for this preference, an Odd Lot Holder must tender all shares of such class of Common Stock owned by the Odd Lot Holder. As set forth above, Odd Lots will be accepted for payment before proration, if any, of the purchase of other tendered shares of such class. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares of a class, even if these holders have separate accounts or certificates representing fewer than 100 shares of such class. Any Odd Lot Holder wishing to tender all of such stockholder's shares of a class of Common Stock pursuant to the Offer should complete the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, and follow the procedures for Odd Lot Holders described in Section 3.

     The Company also reserves the right, but will not be obligated, to purchase all shares of a class of Common Stock duly tendered by any stockholder who tenders any shares of such class at or below the applicable Purchase Price and who, as a result of proration, would then own an aggregate of fewer than 100 shares of such class. If the Company exercises this right, it will increase the number of shares of such class that it is offering to purchase in the Offer by the number of shares purchased through the exercise of such right, provided that in any event the Company will purchase Class A Common Stock and Class B Common Stock in the required proportions indicated above.

     Proration. In the event that proration of tendered shares of either class of Common Stock is required, the Company will determine the proration factor as soon as practicable following the Expiration Date. Proration for each stockholder tendering shares of such class, other than Odd Lot Holders, shall be based on the ratio of the number of shares of such class properly tendered and not properly withdrawn by such stockholder to the total number of shares of such class properly tendered and not properly withdrawn by all stockholders, other than Odd Lot Holders, at or below the applicable Purchase Price. Because of the difficulty in quickly determining the number of shares properly tendered (including shares tendered by guaranteed delivery procedures, as described in Section 3) and not properly withdrawn, and because of the Odd Lot procedure, the Company expects that it will not be able to announce the final proration factor or commence payment for any shares purchased pursuant to the Offer until approximately five business days after the Expiration Date. The preliminary results of any proration will be announced by press release as promptly as practicable after the Expiration Date. Stockholders may obtain preliminary proration information from the Information Agent or the Dealer Manager and may be able to obtain such information from their brokers.

     As described in Section 13, the number of shares that the Company will purchase from a stockholder pursuant to the Offer may affect the United States federal income tax consequences to the tendering stockholder and, therefore, may be relevant to a stockholder's decision whether or not to tender shares. The Letter of Transmittal affords each tendering stockholder the opportunity to designate the order of priority in which shares tendered are to be purchased in the event of proration.

     This Offer to Purchase and the related Letter of Transmittal (i) are being mailed to stockholders who were record holders of shares of Common Stock as of July 27, 1999, (ii) will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the Company's stockholder list as of July 27, 1999 or, if applicable, who are listed as participants in a clearing agency's security position listing as of July 27, 1999, for subsequent transmittal to beneficial owners of shares and (iii) are being furnished to the Trustee of the Gartner Group, Inc. Savings and Investment Plan and the Trustee of the IMS Health Incorporated Savings Plan on behalf of the participants in those plans.

2. PURPOSE OF THE OFFER; CERTAIN EFFECTS OF THE OFFER.

     This Offer to Purchase is being effected pursuant to the IMS Transactions, which were initiated as a result of certain agreements entered into in June 1999 between the Company and IMS Health. IMS Health was until recently the holder of approximately 46% of the outstanding shares of capital stock of the Company. The IMS Transactions, of which this Offer is a part, were implemented in order to effect the separation of the Company and IMS Health.

     This separation has been implemented through the Distribution, a tax-free distribution by IMS Health to its stockholders of approximately 40.7 million shares of Class B Common Stock of the Company held by IMS Health. In order to permit the Distribution to be tax-free for United States federal income tax purposes, and thereby in order to make the Distribution possible, the Company effected certain changes to its capital structure as described more fully below. These changes included the creation of a new class of 40,689,648 shares of Class B Common Stock and the issuance of such Class B Common Stock to IMS Health in exchange for a like number of shares of Class A Common Stock previously held by IMS Health. These shares of Class B Common Stock were then distributed by IMS Health on July 26, 1999, in the Distribution, to IMS Health stockholders of record as of July 17, 1999. In addition, in connection with the Distribution, the Company has recently paid a $125 million cash dividend to all stockholders of record as of July 16, 1999, and is undertaking to commence a share repurchase program, including this Offer to Purchase, to repurchase approximately 20% of the Company's outstanding Common Stock. The IMS Transactions were designed to give effective control of the Company to public stockholders, to return immediate value to the Company's stockholders, and to permit the Company and IMS Health to focus more closely on their respective businesses in the future.

     IMS Health or its predecessors have held a substantial equity position in the Company since April 1993. After its initial public offering in October 1993, the Company remained a majority-owned subsidiary of The Dun & Bradstreet Corporation ("D&B"). In 1996, D&B created a new, publicly traded corporation, Cognizant Corporation ("Cognizant"), by means of a tax-free spin-off of Cognizant to the stockholders of D&B. In 1998, Cognizant undertook a similar spin-off to its stockholders, creating IMS Health as a new, publicly traded corporation. By means of these transactions, the Company was first a majority-owned subsidiary of D&B, then became a majority-owned (and, subsequently, a minority-owned) subsidiary of Cognizant, and then a 46%-owned subsidiary of IMS Health. IMS Health's predecessors held at least a majority of the Company's outstanding equity securities from the Company's initial public offering in October 1993 through August 1997.

     Prior to the spin-off of Cognizant in 1996, management of D&B had actively sought to maintain a majority interest in the Company. D&B continued to purchase shares of the Company's Common Stock to offset the effects of stock issuances by the Company resulting from acquisitions or exercises of stock options under the Company's benefit plans. When Cognizant succeeded to D&B's shares of Common Stock of the Company in 1996, Cognizant indicated that it intended to maintain its share ownership in the Company. However, both the Company and Cognizant cautioned stockholders that changing business conditions and other factors could cause Cognizant to reassess its ownership interest in the Company.

     Management of Cognizant actively began to review this practice in 1997. In April 1997, Cognizant announced that it would no longer purchase the Company's Common Stock to offset dilutive issuances by the Company. As a result of share issuances under the Company's employee benefits plans as well as acquisitions, Cognizant's ownership interest in the Company fell below 50% in the third calendar quarter of 1997.

     In July 1998, Cognizant effected a separation into two independent publicly traded companies -- IMS Health and Nielsen Media Research Inc. -- each of which is focused on a single industry. At that time IMS Health succeeded to Cognizant's ownership interest in securities of the Company.

     IMS Health's management indicated to the Company at the time of IMS Health's spin-off from Cognizant that the Company was not critical to IMS Health's business strategy. This caused the Company to believe that some divestiture of the Company's stock was a likely possibility at a future point. In October 1998, IMS Health indicated to the Company's Board of Directors that IMS Health had determined to divest itself of its Common Stock of the Company in the near future. IMS Health indicated that it had determined to do so for a number of reasons. The reasons indicated to the Company included:

     - Continuation of IMS Health's strategic plan to become sharply focused on its core businesses.

     - Allowing the Company also to become more sharply focused on its core businesses as an independent company.

     - Concern that, because the two businesses were not strategically related, management of the two companies would be distracted from focusing on their separate businesses and industries.

     - The expectation that IMS Health's stockholders would benefit were IMS Health to divest itself of its interest in the Company, allowing each of IMS Health and the Company to be perceived by investors as a "pure play" investment in its services industries.

     - The reduction in the volatility in IMS Health's earnings caused by the inclusion therein of a portion of the Company's earnings.

     In October 1998, the Company and IMS Health undertook negotiations of potential transactions, in which the Company sought to structure a transaction which would meet the objectives of IMS Health, as expressed to the Company, but at the same time provide the best long-term value for the Company's stockholders.

     A number of potential scenarios were considered by the Company, including:

     - public market sales of the Common Stock held by IMS Health;

     - the repurchase by the Company of all or a significant portion of the Common Stock held by IMS Health;

     - the sale of the Common Stock held by IMS Health to a single buyer; and/or

     - the sale of the Company to a third party.

     The Company's Board of Directors understood that IMS Health had committed itself to complete a transaction as quickly as possible, and the Company's Board believed that some of the potential transactions that IMS Health could undertake might not be in the best interests of the Company's other stockholders. Accordingly, the Company's management, at the direction of the Company's Board, sought to negotiate with IMS Health a mutually acceptable transaction that would achieve IMS Health's stated objectives and would also provide short- and long-term value to the Company's stockholders.

     Ultimately, the continued negotiations and discussions with stockholders resulted in the terms of the IMS Transactions as described herein and as set forth in the Distribution Agreement and the related Agreement and Plan of Merger dated June 17, 1999 among the Company, IMS Health and GRGI, Inc., a wholly owned subsidiary of IMS Health (the "Merger Agreement").

     The Company's Board believes that the IMS Transactions suit the purposes of both IMS Health and the Company. The IMS Transactions allow for the orderly transfer of IMS Health's large ownership interest to its stockholders, resulting in the Company's being a widely held public company without any controlling stockholder. The IMS Transactions also allow IMS Health to dispose of its investment in the Company and deliver value to its stockholders, while at the same time providing value for the Company's stockholders. The Company's Board believes the IMS Transactions should not result in the adverse effects associated with other transactions that IMS Health could have undertaken, including the transfer of effective control of the Company to a third party or the undertaking of a large public offering.

     More specifically, the IMS Transactions consist of the following:

          (a) Recapitalization. To effect a distribution that would be tax-free to IMS Health and its stockholders, current tax law requires, among other things, that IMS Health own, at the time of the Distribution, capital stock of the Company having the right to elect 80% of the Board of Directors of the Company, and that IMS Health distribute all of such stock to its stockholders in a single transaction. Accordingly, the Company's certificate of incorporation has been amended to create a new class of Class B Common Stock (the "Recapitalization"). The shares of Class B Common Stock are entitled to elect at least 80% of the Board of Directors of the Company but otherwise are identical to the current Class A Common Stock (including with respect to voting rights on fundamental transactions affecting the Company). The Class B shares were issued to IMS Health on a one-for-one basis in exchange for Class A Common Stock held by IMS Health, by means of the merger of GRGI, Inc., a newly formed, wholly owned subsidiary of IMS Health, into the Company.

          (b) Cash Dividend. The Company has recently declared a $125 million cash dividend ($ 1.1945 per share) to all stockholders of record as of July 16, 1999 (the "Cash Dividend").

          (c) Distribution. Following the declaration of the Cash Dividend, IMS Health consummated the Distribution, pursuant to which IMS Health on July 26, 1999 distributed to its public stockholders of record as of July 17, 1999, on a pro-rata basis, all of the 40,689,648 shares of Class B Common Stock that IMS Health received in the Recapitalization.

          (d) Stock Repurchase. The Company agreed with IMS Health to undertake this Offer to Purchase, in which the Company is offering to repurchase approximately 15% of its outstanding shares of Common Stock. THE COMPANY HAS ALSO AGREED TO REPURCHASE APPROXIMATELY AN ADDITIONAL 5% OF THE COMMON STOCK OUTSTANDING FOLLOWING THE DISTRIBUTION (INCREASED OR DECREASED TO THE EXTENT THE ACTUAL NUMBER OF SHARES PURCHASED PURSUANT TO THE OFFER IS LESS THAN OR GREATER THAN THE 15% SOUGHT TO BE

     PURCHASED HEREBY), ALLOCATED BETWEEN CLASS A COMMON STOCK AND CLASS B COMMON STOCK IN THE SAME PROPORTION AS PURSUANT TO THE OFFER. These additional repurchases will be effected by means of open market purchases over a two-year period following the Distribution (the "Open Market Repurchase").

     The Offer is intended to help mitigate the adverse effects of any excess supply in the market for the Common Stock resulting from the IMS Transactions, including in particular the Distribution, which has significantly increased the amount of Common Stock available for sale in the public market. The Offer provides to stockholders who are considering a sale of all or a portion of their Common Stock the opportunity to determine the price or prices (not less than $21 nor more than 24 per share) at which they are willing to sell shares, and, where shares are tendered by the registered owner directly to the Depositary, to sell those shares, without the usual transaction costs associated with open market sales. In addition, Odd Lot Holders who hold shares in their names and tender their shares directly to the Depositary and whose shares are purchased pursuant to the Offer will avoid the payment of brokerage commissions. In addition, the Offer may give stockholders the opportunity to sell at prices greater than market prices prevailing prior to the announcement of the Offer. Stockholders are urged to obtain current market quotations for the Shares. See Section 7. The Offer also allows stockholders to sell a portion of their shares while retaining a continuing equity interest in the Company. Stockholders who determine not to accept the Offer will realize a proportionate increase in their relative equity interest in the Company, and thus in the Company's future earnings and assets, subject to the Company's right to issue additional equity securities in the future. Stockholders may be able to sell non-tendered shares in the future on the NYSE or otherwise, including in connection with a sale of the Company, at a net price higher than the applicable Purchase Price. The Company can give no assurance, however, as to the price at which a stockholder may be able to sell non-tendered shares in the future.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NONE OF THE COMPANY, ITS BOARD OF DIRECTORS NOR THE DEALER MANAGER MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES AND NONE HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT WITH THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES OF EACH CLASS TO TENDER AND THE PRICE OR PRICES AT WHICH SUCH SHARES SHOULD BE TENDERED.

     Future Purchases of Common Stock by the Company. The Company is obligated to effect a certain amount of open market repurchases of Common Stock prior to July 26, 2001 under the terms of the agreements with IMS Health. The total number of shares the Company is obligated to repurchase in the open market is the difference between (i) 20,936,438 shares (approximately 20% of the total number of shares of Common Stock outstanding on July 26, 1999) and (ii) the total number of shares of Common Stock repurchased under this Offer. Shares of Class A Common Stock and Class B Common Stock will be repurchased in such open market purchases in the same proportion as the numbers of shares of Class A Common Stock and Class B Common Stock purchased under the Offer. Future purchases may be on the same terms or on terms which are more or less favorable to stockholders than the terms of the Offer. However, Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prohibits the Company and its affiliates from purchasing any shares, other than pursuant to the Offer, until at least ten business days after the Expiration Date. Under the terms of the IMS Agreements, if the Company effects any other repurchases of shares in the future, the Company could become subject to significant potential tax indemnity obligations. Accordingly, it is unlikely the Company will undertake any further repurchases of shares (beyond those described in this paragraph) within the two years following the July 26, 1999 Distribution.

     Possible Issuance of Repurchased Shares. Any shares the Company acquires pursuant to the Offer will be available for the Company to issue without further stockholder action (except as required by applicable law or the rules applicable to companies with shares traded on the NYSE or any other securities exchange on which the Common Stock may be listed) for purposes including, but not limited to, the acquisition of other businesses, the raising of additional capital for use in the Company's business and the satisfaction of obligations under existing or future employee benefit plans. The Company has no current plans for the issuance of shares repurchased pursuant to the Offer. The Company is subject to potential tax indemnification exposure to IMS Health if the Company issues Common Stock in the two years following the Distribution in excess of certain limited issuances to which IMS Health agreed in the Distribution Agreement.

     No Planned Corporate Transactions. Except as disclosed in this Offer to Purchase, the Company currently has no plans or proposals that relate to or would result in (a) the acquisition by any person of additional securities of the Company or the disposition of securities of the Company; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (d) any change in the present Board of Directors or management of the Company; (e) any material change in the present dividend rate, dividend policy, indebtedness or capitalization of the Company; (f) any other material change in the Company's corporate structure or business; (g) any change in the Company's Certificate of Incorporation or By-Laws or other actions which may impede the acquisition of control of the Company by any person; (h) a class of equity security of the Company being delisted from a national securities exchange or ceasing to be authorized for quotation in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) the suspension of the Company's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

3. PROCEDURES FOR TENDERING SHARES.

     Letter of Transmittal. A Letter of Transmittal is provided for use by stockholders tendering shares of Class A Common Stock. A different Letter of Transmittal is provided for use by stockholders tendering shares of Class B Common Stock. Stockholders tendering shares should select the proper Letter of Transmittal for each class of shares tendered.

     Proper Tender of Shares. In order to tender Shares properly pursuant to the Offer (other than a tender through ATOP delivery procedures as described below), a stockholder must do the following: (i) complete and duly execute the appropriate Letter of Transmittal (or facsimile thereof) for the class of Shares tendered, in accordance with the instructions included within the Letter of Transmittal (together with a signature guarantee if required as well as any other documents required by the Letter of Transmittal) and deliver the same to the Depositary at its address set forth on the back cover of this Offer to Purchase, which material must be received by the Depositary prior to 12:00 Midnight, New York City time, on the Expiration Date, and (ii) either (A) deliver the stock certificate or certificates evidencing the tendered Shares to the Depositary at its address set forth on the back cover of this Offer to Purchase, which certificate(s) must also be received by the Depositary prior to 12:00 Midnight, New York City time, on the Expiration Date, or (B) deliver the Shares being tendered in accordance with the procedures for book-entry transfer described below (and, if the tendering stockholder has not delivered a Letter of Transmittal, then a confirmation of such delivery, including an Agent's Message (as defined below) must be received by the Depositary), in which case the appropriate material must be received by the Depositary prior to 12:00 Midnight, New York City time, on the Expiration Date or (C) comply with the guaranteed delivery procedures described below. In order to tender Shares by means of the Automated Tender Offer Program ("ATOP") of the Book-Entry Transfer Facility (as defined below), the procedures for ATOP delivery, as described below, must be duly and timely completed prior to 12:00 Midnight, New York City time, on the Expiration Date.

     IN ACCORDANCE WITH INSTRUCTION 6 OF THE LETTER OF TRANSMITTAL, IN ORDER TO TENDER SHARES PURSUANT TO THE OFFER, A STOCKHOLDER MUST EITHER (a) CHECK THE BOX IN THE SECTION OF THE LETTER OF TRANSMITTAL CAPTIONED "SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION" OR (b) CHECK ONE OF THE BOXES IN THE SECTION OF THE LETTER OF TRANSMITTAL CAPTIONED "PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED" TO INDICATE THE PRICE (IN MULTIPLES OF $0.125) AT WHICH SHARES ARE BEING TENDERED.

     Stockholders who desire to tender shares of more than one class or who desire to tender shares of the same class at more than one price must complete a separate Letter of Transmittal for each class of shares tendered and a separate Letter of Transmittal for each price at which shares of such class are tendered, provided that the same specific shares cannot be tendered (unless properly withdrawn previously in accordance with the terms of the Offer) at more than one price. TO PROPERLY TENDER SHARES, ONE AND ONLY ONE PRICE BOX MUST BE CHECKED IN THE APPROPRIATE SECTION OF EACH LETTER OF TRANSMITTAL.

     IN ADDITION, ODD LOT HOLDERS WHO TENDER ALL SHARES OF A CLASS MUST COMPLETE THE SECTION CAPTIONED "ODD LOTS" IN THE LETTER OF TRANSMITTAL FOR THAT CLASS AND, IF APPLICABLE, IN THE NOTICE OF GUARANTEED DELIVERY, TO QUALIFY FOR THE PREFERENTIAL TREATMENT AVAILABLE TO ODD LOT HOLDERS AS SET FORTH IN SECTION 1.

     STOCKHOLDERS WHO HOLD SHARES THROUGH BROKERS OR BANKS ARE URGED TO CONSULT THE BROKERS OR BANKS TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF STOCKHOLDERS TENDER SHARES THROUGH THE BROKERS OR BANKS AND NOT DIRECTLY TO THE DEPOSITARY.

     Signature Guarantees and Method of Delivery. No signature guarantee is required: (i) if the Letter of Transmittal is signed by the registered holder of the shares (which term, for purposes of this Section 3, shall include any participant in The Depository Trust Company (the "Book-Entry Transfer Facility") whose name appears on a security position listing as the owner of the shares) tendered therewith and such holder has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal; or (ii) if shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing constituting an "Eligible Institution"). See Instruction 1 of the Letter of Transmittal. If a certificate is registered in the name of a person other than the person executing a Letter of Transmittal, or if payment is to be made, or shares not purchased or tendered are to be issued, to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case, signed exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an Eligible Institution.

     In all cases, payment for shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such shares (or a timely confirmation of the book-entry transfer of the shares into the Depositary's account at the Book-Entry Transfer Facility as described above), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other documents required by the Letter of Transmittal. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.

     Book-Entry Delivery. The Depositary will establish an account with respect to the shares subject to this Offer, for purposes of the Offer, at the Book-Entry Transfer Facility within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the shares by causing the Book-Entry Transfer Facility to transfer shares into the Depositary's account in accordance with the Book-Entry Transfer Facility's procedures for transfer. Although delivery of shares may be effected through a book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined below), or in the case of a tender through the Book-Entry Transfer Facility's ATOP program the specific acknowledgement, in each case together with any other required documents, and all such documents must, in any case, be transmitted to and received by the Depositary at its address set forth on the back cover of this Offer to Purchase prior to the Expiration Date, or the tendering stockholder must comply with the guaranteed delivery procedure described below. The confirmation of a book-entry transfer of Common Stock into the Depositary's account at the Book-Entry Transfer Facility as described above is referred to as a "Book-Entry Confirmation."

     The term "Agent's Message" means a message, transmitted by the Book Entry Transfer Facility to and received by the Depositary and forming a part of a Book Entry Confirmation, which states that the Book Entry Transfer Facility has received an express acknowledgement from the participant in the Book Entry Transfer

Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant.

     Participants in the Book-Entry Transfer Facility may tender shares in accordance with the Book-Entry Transfer Facility's ATOP program to the extent it is available to such participants for the shares they wish to tender. A stockholder tendering through ATOP must expressly acknowledge that the stockholder has received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against such stockholder.

     DELIVERY OF THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

     United States Federal Income Tax Backup Withholding. Under the United States federal income tax backup withholding rules, unless an exemption applies under the applicable law and regulations, 31% of the gross proceeds payable to a stockholder or other payee pursuant to the Offer must be withheld and remitted to the IRS, unless the stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Depositary (as payor) and certifies under penalties of perjury that such number is correct. Therefore, each tendering stockholder should complete and sign the Substitute Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid backup withholding. If the Depositary is not provided with the correct taxpayer identification number, the United States Holder (as defined in Section 13 herein) also may be subject to a penalty imposed by the IRS. If withholding results in an overpayment of taxes, a refund may be obtained. Certain "exempt recipients" (including, among others, all corporations and certain Non-United States Holders (as defined in Section 13 herein)) are not subject to these backup withholding and information reporting requirements. In order for a Non-United States Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8 or a Substitute Form W-8, signed under penalties of perjury, attesting to that stockholder's exempt status. Such statements can be obtained from the Depositary. See Instruction 14 of the Letter of Transmittal.

     TO PREVENT UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE GROSS PAYMENTS MADE TO STOCKHOLDERS FOR SHARES PURCHASED PURSUANT TO THE OFFER, EACH STOCKHOLDER WHO DOES NOT OTHERWISE ESTABLISH AN EXEMPTION FROM SUCH BACKUP WITHHOLDING MUST PROVIDE THE DEPOSITARY WITH THE STOCKHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND PROVIDE CERTAIN OTHER INFORMATION BY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED AS PART OF THE LETTER OF TRANSMITTAL.

     Withholding for Non-United States Holders. Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to the Non-United States Holder or his agent unless (a) the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the conduct of a trade or business within the United States or (b) the Non-United States Holder establishes to the satisfaction of the Company and the Depositary that the sale of shares by such Non-United States Holder pursuant to the Offer will qualify as a "sale or exchange," rather than as a distribution taxable as a dividend, for United States federal income tax purposes. See Section 13. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-United States Holder must deliver to the Depositary before the payment a properly completed and executed IRS Form 1001. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form 4224. The Depositary will determine a stockholder's status as a Non-United States Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form 1001 or IRS Form 4224) unless facts and circumstances indicate that such reliance is not warranted. A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such Non-United States Holder meets the "complete termination," "substantially disproportionate" or "not essentially equivalent to a dividend" tests described in Section 13 or is otherwise able to establish that no tax or a reduced amount of tax is due.

     NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

     Guaranteed Delivery. If a stockholder desires to tender shares of Common Stock pursuant to the Offer and the stockholder's share certificates are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (or the procedure for book-entry transfer cannot be completed on a timely basis) or if time will not permit all required documents to reach the Depositary prior to the Expiration Date, the shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

          (a) the tender is made by or through an Eligible Institution;

          (b) the Depositary receives by hand, mail, overnight courier, telegram or facsimile transmission, on or prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form the Company has provided with this Offer to Purchase (specifying the price at which the shares are being tendered), including (where required) a signature guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery; and

          (c) the certificates for all tendered shares of Common Stock, in proper form for transfer (or confirmation of book-entry transfer of such shares into the Depositary's account at the Book-Entry Transfer Facility), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or other documents required by the Letter of Transmittal, are received by the Depositary within three NYSE trading days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

     Return of Tendered and Unpurchased Shares. If any tendered shares of Common Stock are not purchased, or if less than all shares evidenced by a stockholder's certificates are tendered, certificates for unpurchased shares will be returned as promptly as practicable after the expiration or termination of the Offer or, in the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility, in each case without expense to the stockholder.

     Company Stock Option Plans. The Company is not offering, as part of the Offer, to purchase any options ("Options") outstanding under the Company's compensatory stock option and purchase plans (the "Option Plans") and tenders of Options will not be accepted. Holders of Options who wish to participate in the Offer may either (i) comply with the procedure for guaranteed delivery set forth above without having to exercise their Options until after the Expiration Date (provided, however, that an Option holder will not be required to make the requisite tender through an Eligible Institution and may personally execute and deliver the Notice of Guaranteed Delivery) or (ii) exercise their Options and purchase shares of Class A Common Stock and then tender the shares pursuant to the Offer, provided that, in the case of either (i) or (ii), any exercise of an Option and tender of shares is in accordance with the terms of the Option Plans and the Options. In no event are any Options to be delivered to the Depositary in connection with a tender of shares hereunder. An exercise of an Option cannot be revoked even if shares received upon the exercise and tendered in the Offer are not purchased in the Offer for any reason.

     Gartner Savings Plan. As of July 26, 1999, the Gartner Group, Inc. Savings and Investment Plan (the "Gartner Savings Plan") held approximately 77,500 shares of Class A Common Stock, all of which were attributable to the individual accounts of the plan's participants. Such shares will, subject to the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations thereunder, be eligible to be tendered (or not tendered) in accordance with the instructions of participants to Fidelity Management Trust Co., the trustee of such plan (the "Gartner Trustee"). Shares for which the Gartner Trustee does not receive instructions from participants will not be tendered. The Gartner Trustee will make available to participants under the Gartner Savings Plan all documents furnished to stockholders generally in connection with the Offer. Each such participant will also receive a Gartner Savings Plan

Direction Form (as defined below) with which the participant may instruct the Gartner Trustee regarding the Offer. Each participant may direct that some, all, or none of the shares attributable to such participant's account under the Gartner Savings Plan (including fractional shares, if any) be tendered. Each participant may also specify (a) the price at which such shares are to be tendered or (b) that the price be determined by the Dutch Auction tender process. The Gartner Trustee will provide additional information in a separate letter with respect to the application of the Offer to participants in the Gartner Savings Plan. Participants in such plan may not use the Letter of Transmittal to direct the tender of shares attributable to their individual accounts, but must use the Gartner Savings Plan Direction Form (the "Gartner Savings Plan Direction Form") sent to them. Although the Offer is not scheduled to expire until 12:00 Midnight, New York City time, on August 24, 1999, unless extended, participants in the Gartner Savings Plan must return their Gartner Savings Plan Direction Forms to Management Information Services, as agent for the Gartner Trustee, so they are received by such agent no later than 5:00 p.m., New York City time, on Wednesday, August 18, 1999, unless extended.

     All proceeds received by the Gartner Trustee on account of shares purchased from the Gartner Savings Plan will be invested on behalf of each participant in the Fidelity Money Market Trust: Retirement Money Market Portfolio, pending further distributions by the participant. Such proceeds will be reinvested as soon as administratively practical. PARTICIPANTS IN THE GARTNER SAVINGS PLAN ARE URGED TO READ ALL OF THE MATERIALS RELATED TO THE OFFER CAREFULLY.

     IMS Health Savings Plan. As of July 26, 1999, the IMS Health Incorporated Savings Plan (the "IMS Health Savings Plan") held approximately 41,040 shares of Class B Common Stock of the Company, all of which were attributable to the individual accounts of the plan's participants. Such shares will, subject to the limitations of the Employee Retirement Income Security Act of 1974, as amended, and the applicable regulations thereunder, be eligible to be tendered (or not tendered) in accordance with the instructions of participants to Bankers Trust Company, the trustee of such plan (the "IMS Trustee"). Shares for which the IMS Trustee does not receive instructions from participants will not be tendered. The IMS Trustee will make available to participants under the IMS Health Savings Plan all documents furnished to stockholders generally in connection with the Offer. Each such participant will also receive an IMS Health Savings Plan Direction Form (as defined below) upon which the participant may instruct the IMS Trustee regarding the Offer. Each participant may direct that some, all, or none of the shares attributable to such participant's account under the IMS Health Savings Plan (including fractional shares, if any) be tendered. Each participant may also specify (a) the price at which such shares are to be tendered or (b) that the price be determined by the Dutch Auction tender process. The IMS Trustee will provide additional information in a separate letter with respect to the application of the Offer to participants in the IMS Health Savings Plan. Participants in such plan may not use the Letter of Transmittal to direct the tender of shares attributable to their individual accounts, but must use the IMS Health Savings Plan Direction Form (the "IMS Health Savings Direction Form") sent to them. Although the Offer is not scheduled to expire until 12:00 Midnight, New York City time, on August 24, 1999, unless extended, participants in the IMS Health Savings Plan must return their IMS Health Savings Plan Direction Forms to the IMS Trustee, so they are received by the IMS Trustee no later than 5:00 p.m., New York City time, on Friday, August 20, 1999, unless extended.

     All proceeds received by the IMS Trustee on account of shares purchased from the IMS Health Savings Plan will be invested initially in the IMS 401(k) Plan Fixed Income Fund. Account balances in the IMS 401(k) Plan Fixed Income Fund may then be transferred pursuant to the terms of the IMS Health Savings Plan. PARTICIPANTS IN THE IMS HEALTH SAVINGS PLAN ARE URGED TO READ ALL OF THE MATERIALS RELATED TO THE OFFER CAREFULLY.

     Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of shares of Common Stock of each class to be accepted, the price to be paid for shares to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by the Company, in its sole discretion, and its determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular shares or any particular stockholder and the Company's interpretation of the terms of the Offer will be final and binding on all parties. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any notice.

     Tendering Stockholder's Representation and Warranty; Company's Acceptance Constitutes an Agreement. A tender of shares pursuant to any of the procedures described above will constitute the tendering stockholder's acceptance of the terms and conditions of the Offer, as well as the tendering stockholder's representation and warranty to the Company that (a) the stockholder has a net long position in the shares of each class of Common Stock tendered or equivalent securities at least equal to the number of shares of such class tendered, within the meaning of Rule 14e-4 promulgated by the Commission under the Exchange Act and (b) such tender of shares complies with Rule 14e-4. It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender shares for that person's own account unless, at the time of tender and at the end of the proration period (including any extensions thereof), the person so tendering (i) has a net long position equal to or greater than the amount of (x) shares of Common Stock of the respective class tendered or (y) other securities convertible into or exchangeable or exercisable for the shares tendered and will acquire the shares of Common Stock of the respective class for tender by conversion, exchange or exercise and (ii) will deliver or cause to be delivered the shares tendered in accordance with the terms of the Offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. The Company's acceptance for payment of shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and the Company upon the terms and conditions of the Offer.

     CERTIFICATES FOR SHARES, TOGETHER WITH A PROPERLY COMPLETED LETTER OF TRANSMITTAL AND ANY OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL, MUST BE DELIVERED TO THE DEPOSITARY AND NOT TO THE COMPANY. ANY SUCH DOCUMENTS DELIVERED TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

4. WITHDRAWAL RIGHTS.

     Except as otherwise provided in this Section 4, tenders of shares of Common Stock pursuant to the Offer are irrevocable. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless previously accepted for payment by the Company pursuant to the Offer, may also be withdrawn at any time after 12:00 Midnight, New York City time, on Tuesday, September 21, 1999.

     For a withdrawal to be effective, a notice of withdrawal must be in written, telegraphic, telex or facsimile transmission form and must be received in a timely manner by the Depositary at its address set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the tendering stockholder, the number of shares of Common Stock of each class to be withdrawn and the name of the registered holder of such shares. If the certificates for shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the release of such certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for shares of each class to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of shares tendered for the account of an Eligible Institution). If shares have been tendered pursuant to the procedure for book-entry transfer set forth in Section 3, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn shares and must otherwise comply with such Book-Entry Transfer Facility's procedures. All questions as to the form and validity (including the time of receipt) of any notice of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Dealer Manager, the Depositary, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal nor will any of them incur liability for failure to give any notice.

     Withdrawals may not be rescinded and any shares properly withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless the withdrawn shares are properly retendered prior to the Expiration Date by following one of the procedures described in Section 3.

     If the Company extends the Offer, is delayed in its purchase of shares of Common Stock or is unable to purchase shares pursuant to the Offer for any reason, then, without prejudice to the Company's rights under the Offer, the Depositary may, subject to applicable law, retain tendered shares on behalf of the Company, and such shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4.

5. PURCHASE OF SHARES AND PAYMENT OF PURCHASE PRICE.

     Upon the terms and subject to the conditions of the Offer, as promptly as practicable following the Expiration Date, the Company (i) will determine the Class A Purchase Price it will pay for shares of Class A Common Stock properly tendered and not properly withdrawn prior to the Expiration Date, taking into account the number of shares of Class A Common Stock so tendered and the prices specified by tendering stockholders, as well as the proportionality and proration provisions and the other conditions of the Offer; (ii) will determine the Class B Purchase Price it will pay for the shares of Class B Common Stock properly tendered and not properly withdrawn prior to the Expiration Date, taking into account the number of shares of Class B Common Stock so tendered and the prices specified by tendering stockholders, the proportionality and proration provisions and the other conditions of the Offer; and (iii) will accept for payment and pay for (and thereby purchase) shares properly tendered at prices at or below the applicable Purchase Price and not properly withdrawn prior to the Expiration Date. For purposes of the Offer, the Company will be deemed to have accepted for payment (and therefore purchased) shares of Class A Common Stock that are properly tendered at or below the Class A Purchase Price and not properly withdrawn and shares of Class B Common Stock that are properly tendered at or below the Class B Purchase Price and not properly withdrawn (subject in each case to the proportionality and proration provisions and other terms and conditions of the Offer) only when, as and if it gives oral or written notice to the Depositary of its acceptance of shares for payment pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date the Company (i) will accept for payment and pay a single Class A Purchase Price for up to 9,600,000 shares of Class A Common Stock (subject to increase or decrease as provided in Section 14) properly tendered, or such lesser number of shares as are properly tendered and not properly withdrawn as permitted in Section 4, and (ii) will accept for payment and pay a single Class B Purchase Price for up to 6,100,000 shares of Class B Common Stock (subject to increase or decrease as provided in Section 14) properly tendered, or such lesser number of shares as are properly tendered and not properly withdrawn as permitted in Section 4. The Class A Purchase Price and the Class B Purchase Price need not be identical.

     The Company will pay for shares purchased pursuant to the Offer by depositing the aggregate Purchase Price with the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from the Company and transmitting payment to the tendering stockholders.

     In the event of proration, the Company will determine the proration factor and pay for those tendered shares of each class of Common Stock accepted for payment as soon as practicable after the Expiration Date; however, the Company expects that it will not be able to announce the final results of any proration and commence payment for shares purchased until approximately five business days after the Expiration Date. Certificates for all shares tendered and not purchased, including all shares of any class tendered at prices in excess of the Purchase Price for such class and shares not purchased due to proration, will be returned to the tendering stockholder (or, in the case of shares tendered by book-entry transfer, will be credited to the account maintained with the Book-Entry Transfer Facility by the participant who so delivered the shares) at the Company's expense as promptly as practicable after the Expiration Date or termination of the Offer without expense to the tendering stockholders. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE BE PAID BY THE COMPANY BY REASON OF ANY DELAY IN MAKING PAYMENT. In addition, if certain events occur, the Company may not be obligated to purchase shares pursuant to the Offer. See
Section 6.

     The Company will pay all stock transfer taxes, if any, payable on the transfer to it of shares purchased pursuant to the Offer. If, however, payment of the applicable Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased shares are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted. See Instruction 8 of the Letter of Transmittal.

     ANY TENDERING STOCKHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY, SIGN AND RETURN TO THE DEPOSITARY THE SUBSTITUTE FORM W-9 INCLUDED WITH THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE GROSS PROCEEDS PAID TO THE STOCKHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 3. ALSO SEE SECTION 3 REGARDING UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-UNITED STATES HOLDERS.

6. CERTAIN CONDITIONS OF THE OFFER.

     Notwithstanding any other provision of the Offer, the Company will not be required to accept for payment, purchase or pay for any shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if at any time on or after July 26, 1999 and prior to the Expiration Date any of the following events shall have occurred (or shall have been determined by the Company to have occurred) and, in the Company's reasonable judgment and regardless of the circumstances giving rise thereto (including any action or omission to act by the Company), the occurrence of such event makes it undesirable to proceed with the Offer or to proceed with acceptance of shares for payment:

          (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly (i) challenges the making of the Offer, the acquisition of some or all of the shares pursuant to the Offer or otherwise relates in any manner to the Offer, or (ii) in the Company's reasonable judgment, could materially and adversely affect the business, condition (financial or other), assets, income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries or materially impair the contemplated benefits of the Offer to the Company;

          (b) there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Company or any of its subsidiaries, by any court or any authority, agency or tribunal that, in the Company's reasonable judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the tendered shares illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of the Company, or render the Company unable, to accept for payment or pay for some or all of the tendered shares, (iii) materially impair the contemplated benefits of the Offer to the Company, or (iv) materially and adversely affect the business, condition (financial or other), assets, income, operations or prospects of the Company and its subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company or any of its subsidiaries;

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any government or governmental, regulatory or administrative agency, authority or tribunal on, or any event that, in the Company's reasonable judgment, might affect, the extension of credit by banks or other lending institutions in the United States, (v) any significant decrease in the market price of the Company's Common Stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in the reasonable judgment of the Company, have a material adverse effect on the Company's business condition (financial or other), assets, income, operations or prospects or the trading in the Company's Common Stock, (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof, or (vii) any decline in either the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies by an amount in excess of 10% measured from the close of business on July 26, 1999;

          (d) a tender or exchange offer for any or all of the shares of Common Stock of the Company (other than the Offer), or any merger, business combination or other similar transaction with or involving the Company or any subsidiary, shall have been proposed, announced or made by any person;

          (e) (i) any person, entity or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of any class of Common Stock of the Company (other than (A) any such person, entity or group who has a Schedule 13G on file with the Commission as of July 26, 1999 relating to share ownership in the Company and does not effect a change in filing status to Schedule 13D, or (B) any person, entity or group who (1) first becomes subject to reporting of its beneficial ownership position on Schedule 13G as a result of the Distribution, (2) had a current
     Schedule 13G on file with the Commission as of July 26, 1999 relating to share ownership in IMS Health, and (3) does not effect a change in filing status to Schedule 13D), (ii) any person, entity or group who has a
     Schedule 13G on file with the Commission as of July 26, 1999 with respect to share ownership in the Company shall have changed its filing status from
     Schedule 13G status to Schedule 13D status, or shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of any class of Common Stock of the Company, or (iii) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or shall have made a public announcement reflecting an intent to acquire the Company or any of its subsidiaries or any of their respective assets or securities other than in connection with a transaction authorized by the Board of Directors of the Company;

          (f) any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of the Company or its subsidiaries that, in the Company's reasonable judgment, is or may be material to the Company or its subsidiaries; or

          (g) the Company determines that the consummation of the Offer and the purchase of shares of Common Stock may cause any class of Common Stock to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or omission by the Company) giving rise to any such condition, and may be waived by the Company, in whole or in part, at any time and from time to time in its reasonable discretion. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding.

7. PRICE RANGE OF SHARES.

     The Company's Class A Common Stock has been listed on the NYSE since September 15, 1998. Previously, the Class A Common Stock was listed on the Nasdaq National Market. The Class B Common Stock has been listed on the NYSE since July 19, 1999. The following table sets forth, for the fiscal quarters indicated, the high and low closing sales prices per share in each of such fiscal quarters.

                                                    CLASS A COMMON STOCK      CLASS B COMMON STOCK
                                                    --------------------      --------------------
                                                     HIGH          LOW         HIGH          LOW
                                                    -------      -------      -------      -------
Fiscal 1997:
  1st Quarter.....................................  $38.88       $29.75           --           --
  2nd Quarter.....................................   42.06        20.38           --           --
  3rd Quarter.....................................   35.94        20.63           --           --
  4th Quarter.....................................   36.63        25.50           --           --
Fiscal 1998:
  1st Quarter.....................................   37.25        26.75           --           --
  2nd Quarter.....................................   40.81        33.38           --           --
  3rd Quarter.....................................   35.19        30.44           --           --
  4th Quarter.....................................   35.19        20.88           --           --
Fiscal 1999:
  1st Quarter.....................................   24.56        17.88           --           --
  2nd Quarter.....................................   25.63        20.88           --           --
  3rd Quarter.....................................   24.50        19.00           --           --
  4th Quarter (through July 23, 1999).............   22.00        20.31        21.63        20.25

     On July 23, 1999, the last full trading day prior to the announcement of the Offer, the closing sales prices of the Common Stock as reported on the NYSE composite tape were $22 per share of Class A Common Stock and $21.63 per share of Class B Common Stock. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES.

DIVIDENDS

     The Company recently declared a special, non-recurring cash dividend of $1.1945 per share. The record date for the dividend was July 16, 1999, and the payment date was July 22, 1999. The Company has paid no other cash dividends since its initial public offering.

8. SOURCE AND AMOUNT OF FUNDS.

     Assuming the Company purchases an aggregate of 15,700,000 shares of Common Stock pursuant to the Offer at a maximum Purchase Price of $24 per share, the Company expects the maximum aggregate cost, including all fees and expenses applicable to the Offer, to be approximately $380 million. The Company expects to fund such cost from available cash and marketable securities plus borrowings under the Company's credit facility described below. At June 30, 1999, the Company had available cash and marketable securities of $156 million, after setting aside $125 million for payment of a $1.1945 per share cash dividend to holders of Common Stock of record as of July 16, 1999.

     The Company entered into an agreement on July 16, 1999 (the "Closing Date") with The Chase Manhattan Bank, as administrative agent for the participating financial institutions thereunder, providing for a maximum of $500 million of credit facilities, consisting of a $350 million term loan and a $150 million senior revolving credit facility. The principal terms of such facility are as follows:

     General Description of Credit Facility. The Credit Agreement provides for credit facilities (the "Credit Facilities") in a maximum aggregate principal amount of $500 million, consisting of a $350 million term loan (the "Term Facility") and a $150 million senior revolving credit facility (the "Revolving Facility"). The Term Facility can be advanced in multiple drawings during the first year after the closing date of the Credit Facilities ("Closing Date"), subject to certain customary conditions on the date of any such loan. On the date that is six months after the Closing Date, the aggregate principal amount available to be borrowed under the Term Facility will be reduced, to the extent necessary, so that the remaining undrawn Term Commitments are no greater than $100 million. Amounts repaid under the Term Facility may not be reborrowed. Loans under the Revolving Facility will be available for a period of five years after the Closing Date, subject to certain customary conditions on the date of any such loan. Amounts repaid by the Company under the Revolving Facility may be reborrowed.

     Interest Rates; Fees. Interest on the loans outstanding under the Credit Facilities will accrue based on one or more rates selected by the Company, based on (1) the alternate base rate (the "Alternate Base Rate") or (2) a Eurodollar rate (the "LIBO Rate"), in each case plus an applicable margin (the "Applicable Margin"). The Alternate Base Rate is defined as the greatest of (a) the prime commercial lending rate of The Chase Manhattan Bank, (b) the secondary market rate for certificates of deposit, adjusted for reserves and assessments, plus 1% and (c) the federal funds rate published from time to time by the Federal Reserve Bank of New York, plus 1/2%. The LIBO Rate is defined as the rate for U.S. Euro dollar deposits for one, two, three or six months offered to the administrative agent in the applicable interbank market two business days prior to the date the loan is to be made. The Applicable Margin will be based on the ratio of (x) the Company's total consolidated indebtedness to (y) the Company's consolidated earnings before interest expense, taxes, depreciation and amortization (the "Leverage Ratio") as of the end of any fiscal quarter. The Applicable Margin for the Alternate Base Rate will range from 0% to 0.50% per annum and will initially be 0.25% per annum. The Applicable Margin for the LIBO Rate will range from 0.75% to 1.75% per annum, and will initially be 1.50% per annum.

     The Company is charged a commitment fee per annum on the average daily unused amount of the Credit Facilities. The amount of the commitment fee is based on the Leverage Ratio, and will range from 0.25% to 0.35% per annum. The initial commitment fee is 0.30% per annum. The commitment fee for the Revolving Facility is payable quarterly in arrears. The commitment fee for the Term Facility is payable on the one year anniversary of the Closing Date.

     Repayment. Loans made under the Term Facility will mature five years after the Closing Date and will amortize in eight equal semi-annual installments commencing 18 months after the Closing Date. Loans made under the Revolving Facility will mature five years after the Closing Date. The Company intends to repay the loans prior to the maturity dates if feasible, but has no present schedule for prepayment planned.

     Guarantees. The obligations of the Company under the Credit Facilities are guaranteed by all direct or indirect significant domestic subsidiaries of the Company.

     Prepayments. The Company is permitted to make prepayments on loans under the Credit Facilities at any time, upon prior notice to the administrative agent. In addition, the Company is required to make prepayments on loans under the Term Facility with (1) 100% of the net cash proceeds of any issuances of indebtedness by the Company and its subsidiaries, if on a pro forma basis, after giving effect to such issuances, the Company's Leverage Ratio is equal to or greater than 2.25 to 1.00, and (2) 50% of the net cash proceeds of any issuances of indebtedness by the Company and its subsidiaries, if on a pro forma basis, after giving effect to such issuances, the Company's Leverage Ratio is less than
2.25 to 1.00, in each case subject to limited exceptions.

     Conditions and Covenants. The obligations of the lenders to make loans under the Credit Facilities are subject to the satisfaction of certain conditions precedent that are customary in similar credit facilities or otherwise appropriate under the circumstances. The Company and its subsidiaries are subject to certain negative covenants contained in the Credit Agreement, including restrictions on (1) the incurrence of additional indebtedness and other obligations and the granting of liens, (2) mergers, acquisitions and asset sales, (3) investments, loans and advances, (4) sale and leaseback transactions,
(5) changes in the nature of business conducted and (6) actions that create significant indemnification obligations. Cash dividends, distributions, redemptions and stock repurchases are prohibited, provided that the Company may, so long as no default or event of default exists or would result under the Credit Agreement, (a) pay the Cash Dividend, (b) effect the Stock Repurchase,
(c) pay other dividends and make other distributions, redemptions and repurchases in an aggregate amount not in excess of $50 million, and (d) make other cash dividends, distributions, redemptions and stock repurchases so long as the Company's Leverage Ratio, on a pro forma basis after giving effect to the action in question, is less than 1.50 to 1.00.

     The Credit Agreement contains customary affirmative covenants, including compliance with ERISA, environmental and other laws, payment of taxes, maintenance of corporate existence and rights, maintenance of insurance, financial reporting and use of proceeds of loans. In addition, the Credit Agreement requires the Company to maintain compliance with certain specified financial covenants, including (1) a Leverage Ratio of not more than 2.75 to 1.00, (2) a ratio of the Company's consolidated earnings before interest expense, taxes, depreciation and amortization to consolidated cash interest expense of not less than 5.00 to 1.00, (3) a ratio of the annualized value of all of the Company's advisory and measurement contracts in effect at a given time, without regard to the duration of those contracts (the "Contract Value") to consolidated indebtedness due in more than one year from the date of calculation of not less than 1.25 to 1.00, and (4) minimum Contract Value of not less than $350 million.

     Events of Default. The Credit Agreement also includes events of default that are typical for similar credit facilities, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, cross-default to certain other indebtedness and agreements, bankruptcy and insolvency events, material judgments, certain defaults under ERISA and change in control. The occurrence of any of these events of default could result in acceleration of the Company's obligations under the Credit Agreement.

     The preceding summary of the Credit Facility is qualified in its entirety by reference to the text of the Credit Facility, which has been filed as an exhibit to the Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") to which this Offer to Purchase is attached as an exhibit. A copy of the
Schedule 13E-4 may be obtained from the Commission in the manner provided in
Section 9.

9. CERTAIN INFORMATION CONCERNING THE COMPANY.

     Gartner Group, Inc., founded in 1979, is the world's leading independent provider of research and analysis on the computer hardware, software, communications and related information technology ("IT") industries. The Company's products and services provide strategic and tactical advice for organizations trying to understand, apply and deploy information technology on a global basis. The Company's integrated products and services help enterprises stay abreast of rapidly changing IT trends -- a critical ingredient when making multi-million dollar IT purchasing, marketing or investment decisions. The Company's products and services are organized along client segments: IT users -- enterprises that purchase and deploy IT products and services to gain productivity or competitive advantage, and IT vendors -- companies that develop and provide IT products.

     Approximately 75 percent of the Company's total revenues are annual renewable subscription-based products, where contracts are paid up-front and revenue is recognized ratably over the life of the contract. Total revenues have grown every year since the Company's inception in 1979. In fiscal 1998, revenue was $642 million, a 30 percent compounded annual growth rate since 1993. Through a field sales force of over 750 professionals and a global analytical staff of over 800 industry experts, the Company sells products and services to over 9,000 organizations worldwide. The Company employs over 3,200 associates and has locations in 50 countries in North and South America, Europe, Asia, Australia and Africa.

  Selected Historical Consolidated Financial Information

     The following selected historical information as of and for each of the two fiscal years ended September 30, 1998 and 1997 was derived from the audited consolidated financial statements and other information and data included in the Company's Annual Report on Form 10-K for the year ended September 30, 1998 (the "1998 Annual Report"), which is incorporated by reference. The following selected historical financial information as of and for each of the six months ended March 31, 1999 and March 31, 1998 was derived from the unaudited condensed consolidated financial statements and other information and data included in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1999, which is incorporated by reference. More comprehensive financial information is included in such reports, and the financial information that follows is qualified in its entirety by reference to such reports, as such reports may be amended from time to time, and all the financial statements and related notes contained therein, copies of which may be obtained as set forth below under the caption "Additional Information."

                                                FOR THE FISCAL YEAR       FOR THE SIX MONTHS
                                                ENDED SEPTEMBER 30,        ENDED MARCH 31,
                                                --------------------    ----------------------
                                                  1998        1997         1999         1998
                                                --------    --------    ----------    --------
                                                (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenue...............................  $641,957    $511,239    $  361,708    $312,232
  Net income..................................  $ 88,347    $ 73,130    $   58,929    $ 45,743
Net income per common share:
  Basic.......................................     $0.88       $0.77         $0.57       $0.46
  Diluted.....................................     $0.84       $0.71         $0.56       $0.43
Ratio of earnings to fixed charges(1)                 --          --            --          --
BALANCE SHEET DATA:
  Working capital.............................  $ 96,244    $ 53,425    $  153,071    $104,259
  Total assets................................  $832,871    $645,312    $  896,398    $751,384
  Total assets net of intangible assets.......  $988,657    $777,507    $1,096,143    $890,735
  Total debt..................................       $--         $--           $--         $--
  Stockholders' equity........................  $414,938    $269,870    $  499,005    $378,309
Book value per common share(2)................     $4.10       $2.79         $4.81       $3.76

(1) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes and fixed charges. "Fixed charges" consists of interest expense and amortization of debt expenses. As the Company had no debt outstanding during the six months ended March 31, 1999 and 1998 or the fiscal years ended September 30, 1998 and 1997, the ratio of earnings to fixed charges is not applicable.

(2) Book value per share is calculated as total stockholders' equity divided by the number of shares outstanding at the end of the period.

  Selected Unaudited Pro Forma Consolidated Financial Information

     The following selected unaudited pro forma consolidated financial information gives effect to the Recapitalization, the purchase of an aggregate of 15,700,000 shares of Common Stock pursuant to the Offer, the purchase of an aggregate of approximately 5,200,000 additional shares of Common Stock in open market purchases (the "Open Market Purchases") following completion of the Offer, the $125 million cash dividend of July 16, 1999, borrowings under the Company's credit facility and the payment of related fees and expenses, based on the assumptions described in the Notes to Selected Unaudited Consolidated Pro Forma Financial Information below, as if such transactions had occurred on the first day of each of the periods presented, with respect to statement of operations data, and on March 31, 1999 and September 30, 1998, with respect to balance sheet data. The selected unaudited consolidated pro forma financial information should be read in conjunction with the Selected Historical Consolidated Financial Information set forth above and does not purport to be indicative of the results that would actually have been obtained, or results that may be obtained in the future, or the financial condition that would have resulted, if the Recapitalization, the purchase of shares pursuant to the Offer, the $125 million cash dividend of July 16, 1999, borrowings under the Company's credit facility and the payment of related fees and expenses had been completed at the dates indicated. The pro forma statements reflect the Open Market Purchases because the Company is obligated to effect such purchases under the terms of its agreements with IMS Health. The Open Market Purchases will comprise an aggregate of 5,236,438 shares of Common Stock (representing approximately 5% of the number of shares of Common Stock outstanding on July 26, 1999), increased or decreased to the extent the actual number of shares purchased pursuant to the Offer is less than or greater than the 15% sought to be purchased hereby. See
Section 2.

                                              FOR THE FISCAL YEAR ENDED    FOR THE SIX MONTHS ENDED
                                                 SEPTEMBER 30, 1998             MARCH 31, 1999
                                              -------------------------    ------------------------
                                                   PRO FORMA(1)(2)             PRO FORMA(1)(2)
                                              -------------------------    ------------------------
                                                $21.00        $24.00         $21.00        $24.00
                                              PER SHARE      PER SHARE     PER SHARE     PER SHARE
                                              ----------    -----------    ----------    ----------
                                                 (IN THOUSANDS EXCEPT PER SHARE AND RATIO DATA)
STATEMENT OF OPERATIONS DATA:
  Total revenue.............................   $641,957      $ 641,957     $  361,708    $  361,708
  Net income................................   $ 70,249      $  67,633     $   49,844    $   48,427
Net income per common share:
  Basic.....................................   $   0.70      $    0.84     $     0.61    $     0.59
  Diluted...................................   $   0.83      $    0.80     $     0.59    $     0.57
Ratio of earnings to fixed charges(3).......        4.9x           4.3x           6.3x          5.5x
BALANCE SHEET DATA:
  Working capital...........................   $(33,936)     $ (84,425)    $  (56,502)   $  (64,339)
  Total assets..............................   $649,863      $ 649,863     $  704,976    $  704,976
  Total assets, net of intangible assets....   $988,657      $ 988,657     $1,096,143    $1,096,143
  Total debt................................   $383,180      $ 445,880     $  374,766    $  437,466
  Stockholders' equity......................   $(43,634)     $(108,951)    $   49,446    $  (14,672)
Book value per common share(4)..............   $  (0.54)     $   (1.35)    $     0.59    $    (0.18)
Number of shares outstanding(4).............     80,878         80,878         80,878        83,531

---------------
NOTES TO SELECTED UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

(1) The pro forma information assumes 20,900,000 shares to be purchased at $21 and $24 per share. At $21.00 per share, the purchase is assumed to be financed through approximately $450 million aggregate principal amount of borrowings under the Company's credit facility and the balance from available cash. At $24 per share, the purchase is assumed to be financed through approximately $500 million aggregate principal amount of borrowings under the Company's credit facility and the balance from available cash. Interest per annum on borrowings under the Credit Agreement is assumed to be 7.1%.

(2) The pro forma information assumes expenses directly related to the Offer and related financing expenses of approximately $5.0 million in the aggregate, and direct costs of acquiring Treasury stock of approximately $1.6 million.

(3) For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of earnings before income taxes, and fixed charges. "Fixed Charges" consists of interest expense and amortization of debt expenses.

(4) Book value per share is calculated as total stockholders' equity divided by the number of shares outstanding at the end of the period, giving effect to the repurchase of 15,700,000 shares of Common Stock as contemplated hereby and additional repurchases of approximately 5,200,000 shares of Common Stock in the open market as required by the Company's agreements with IMS Health.

     Additional Information

     The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, options granted to them, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company is required to be disclosed in proxy statements distributed to the Company's stockholders and filed with the Commission. Financial statements are required to be disclosed in quarterly reports on Form 10-Q and annual reports on Form 10-K filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 2120, Washington, D.C. 20549; at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail, upon payment of the Commission's customary charges, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005.

10. INTERESTS OF DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING SHARES.

     As of July 26, 1999, the Company had outstanding an aggregate of 104,682,198 shares of Common Stock, consisting of 63,992,550 shares of Class A Common Stock and 40,689,648 shares of Class B Common Stock. In addition, the Company had outstanding at such date Options to purchase an aggregate of 17,515,069 shares of Class A Common Stock and the IMS Health Warrants to purchase an aggregate of 599,400 shares of Class A Common Stock. The 15,700,000 shares that the Company is offering to purchase pursuant to the Offer represent approximately 15% of the shares outstanding on July 26, 1999 (approximately 13% assuming exercise of all outstanding Options and IMS Health Warrants).

     The Company's current directors and executive officers as a group (14 persons) beneficially own (based on holdings as of June 30, 1999) an aggregate of 2,319,729 shares of Class A Common Stock, representing approximately 3.6% of the outstanding Class A Common Stock and 2.2% of the outstanding Common Stock as a whole, assuming in each case the exercise by such persons of their currently exercisable Options. The Company's officers and directors have agreed not to participate in the Offer to Purchase, as they are are prohibited from doing so under the terms of the IMS Transactions. Such persons own in the aggregate less than 10,000 shares of Class B Common Stock.

     Based on the Company's records and on information provided to the Company by its directors, executive officers and subsidiaries, neither the Company, nor any associate or subsidiary of the Company nor, to the Company's knowledge, any of the directors or executive officers of the Company or any of its subsidiaries, nor any associates or subsidiaries of any of the foregoing, has effected any transactions involving the Common Stock during the 40 business days prior to the date hereof, except for the IMS Transactions.

     Pursuant to the Distribution Agreement with IMS Health, the Company is obligated to effect this Offer to Purchase plus the repurchase of additional shares of Common Stock in the Open Market Repurchase. See Section 2.

     IMS Health is obligated, under the tax ruling it obtained in connection with the IMS Transactions, to dispose of the shares of Class A Common Stock retained by IMS Health following the Distribution as quickly as feasible. Following the Distribution, IMS Health retained a total of 6,909,457 shares of Class A Common Stock (the "Retained Shares") and 599,400 shares of Class A Common Stock (the "Warrant Shares") issuable on exercise of warrants held by IMS Health. IMS Health intends to dispose of all such shares within one year following July 26, 1999, the date of the Distribution (the "Distribution Date"). IMS Health has agreed, however, in order to reduce the impact of such transactions on the market for the Company's Common Stock, that IMS Health (i) will not sell, transfer or otherwise dispose of, or issue any derivative security with respect to, the Retained Shares or Warrant Shares for the period of 90 days following the Distribution Date and (ii) thereafter will not sell, transfer or otherwise dispose of, or issue any derivative security with respect to, any Retained Shares or Warrant Shares, except (x) sales on the NYSE of Retained Shares or Warrant Shares in an amount (collectively) in any day in an amount not in excess of 25% of the average daily trading volume of the Company's Common Stock for the immediately preceding four weeks as reported on the NYSE composite tape (excluding shares sold, transferred or otherwise disposed of on the NYSE by IMS Health or as to which IMS Health issues a derivative security that trades on the NYSE, in each case, during such four week period), (y) in transactions which the Company and IMS Health agree in good faith would not reasonably be expected to have an adverse impact on the trading prices of the Company's Common Stock as reported on the NYSE composite tape and (z) sales of shares to any institutional investor who agrees in writing not to sell, transfer or otherwise dispose of, or issue any derivative security with respect to, such shares until the later of 30 days from the date of such sale or July 26, 2000.

     Except as otherwise described herein, neither the Company nor, to the Company's knowledge, IMS Health nor any of the affiliates, directors or executive officers of the Company or IMS Health, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

11. EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

     The Company's purchase of shares of Common Stock pursuant to the Offer will reduce the number of shares that might otherwise be traded publicly and may reduce the number of stockholders. Nonetheless, the Company anticipates that there will be a sufficient number of shares of Common Stock of each class outstanding and publicly traded following consummation of the Offer to ensure a continued trading market on the NYSE for the Class A Common Stock and Class B Common Stock.

     The Class A Common Stock and Class B Common Stock constitute "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using such shares as collateral. The Company believes that, following the purchase of shares pursuant to the Offer, the Class A Common Stock and Class B Common Stock will continue to be "margin securities" for purposes of the Federal Reserve Board's margin regulations.

     The shares are registered under the Exchange Act, which requires, among other things, that the Company furnish certain information to its stockholders and the Commission and comply with the Commission's proxy rules in connection with meetings of the Company's stockholders. The Company believes that its purchase of shares of Common Stock pursuant to the Offer will not result in the Class A Common Stock or Class B Common Stock becoming subject to deregistration under the Exchange Act.

12. CERTAIN LEGAL MATTERS; REGULATORY APPROVALS.

     The Company is not aware of any license or regulatory permit material to the Company's business that is reasonably likely to be adversely affected by the Company's acquisition of shares as contemplated herein or of any approval or other action by any government or governmental, administrative or regulatory authority, agency, or tribunal domestic or foreign, that would be required for the acquisition or ownership of shares by the Company as contemplated herein. Should any such approval or other action be required, the Company presently contemplates that such approval or other action will be sought or taken. The Company is unable to predict whether it will be required to delay the acceptance for payment of or payment for shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Company's business. The Company's obligations under the Offer to accept for payment and pay for shares are subject to certain conditions. See Section 6.

13. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.

     The following summary describes the principal United States federal income tax consequences to United States Holders (as defined below) of an exchange of shares pursuant to the Offer. Those Stockholders who do not participate in the exchange should not incur any United States federal income tax liability from the exchange. This summary is based upon the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing United States Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, changes to which could affect the tax consequences described herein (possibly on a retroactive basis).

     This summary addresses only shares of Common Stock held as capital assets. It does not address all of the tax consequences that may be relevant to particular stockholders in light of their personal circumstances, or to certain types of stockholders (such as certain financial institutions, dealers or traders in securities or commodities, insurance companies, tax-exempt organizations or persons who hold shares as a position in a "straddle" or as part of a "hedging" or "conversion" transaction or that have a functional currency other than the United States dollar). This summary may not be applicable with respect to shares acquired as compensation (including shares acquired upon the exercise of stock options or which were or are subject to forfeiture restrictions). This summary also does not address the state, local or foreign tax consequences of participating in the Offer. EACH HOLDER OF SHARES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES TO SUCH HOLDER OF PARTICIPATION IN THE OFFER.

     A "United States Holder" is a holder of shares that for United States federal income tax purposes is (i) a citizen or resident of the United States,
(ii) a corporation or partnership created or organized in or under the laws of the United States or any State or division thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (a) the administration over which a United States court can exercise primary supervision and (b) all of the substantial decisions of which one or more United States persons have the authority to control and certain other trusts considered United States Holders for federal income tax purposes. A "Non-United States Holder" is a holder of shares other than a United States Holder.

     A United States Holder participating in the exchange will be treated either as having sold shares or as having received a dividend distribution from the Company. In that regard, under Section 302 of the Code, a United States Holder whose shares are exchanged pursuant to the Offer will be treated as having sold shares if the exchange (i) results in a "complete termination" of all of such holder's equity interest in the Company, (ii) is a "substantially disproportionate" redemption with respect to such holder or (iii) is "not essentially equivalent to a dividend" with respect to such holder. In applying each of the Section 302 tests, a United States Holder will be treated as owning shares actually or constructively owned by certain related individuals and entities.

     The receipt of cash by a shareholder will result in a "complete termination" of the shareholder's interest if either (1) all of the stock of the Company that is actually and constructively owned by the shareholder is transferred pursuant to the Offer or (2) all of the stock of the Company actually owned by the shareholder is sold pursuant to the Offer and the shareholder is eligible to waive, and effectively waives, the attribution of stock of the Company constructively owned by the shareholder in accordance with the procedures described in the Code. An exchange of shares will be "substantially disproportionate" with respect to a United States Holder if the percentage of the then outstanding shares actually and constructively owned by such holder immediately after the exchange of shares (treating shares exchanged pursuant to the Offer as no longer outstanding) pursuant to the Offer is less than 80% of the percentage of the shares actually and constructively owned by such holder immediately before the exchange (treating shares exchanged pursuant to the Offer as outstanding). A United States Holder will satisfy the "not essentially equivalent to a dividend" test if the reduction in such holder's proportionate interest in the Company constitutes a "meaningful reduction" given such holder's particular facts and circumstances. The IRS has concluded in a published ruling that even a minor reduction in the percentage interest of a stockholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs constitutes such a "meaningful reduction."

     If a United States Holder is treated as having sold shares, such holder will recognize capital gain or loss equal to the difference between the amount of cash received and such holder's adjusted tax basis in the shares sold to the Company. A United States Holder who acquired shares from IMS Health in the Distribution will have an aggregate adjusted tax basis in such holder's IMS Health shares and Company shares equal to the aggregate basis in such holder's IMS Health shares immediately before the Distribution and such aggregate basis shall be allocated between such holder's IMS Health shares and Company shares in proportion to the relative fair market values of each. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the United States Holder's holding period of the shares exceeds one year as of the date of the exchange. Any long-term capital gain recognized by United States Holders that are individuals, estates or trusts will be taxable at a maximum rate of 20%. However, any short-term capital gain recognized by United States Holders that are individuals, estates or trusts and any long-term or short-term capital gain recognized by United States Holders that are corporations will be taxable at regular income tax rates.

     If a United States Holder who participates in the Offer is not treated as having sold shares, such holder will be treated as receiving a dividend to the extent of such holder's rateable share of the Company's earnings and profits. Such a dividend will be includible in the United States Holder's gross income as ordinary income without reduction for the adjusted tax basis of the shares exchanged. In such event, the United States Holder's adjusted tax basis in its shares exchanged in the Offer generally will be added to such holder's adjusted tax basis in the remaining shares. A dividend received by a corporate United States Holder may be (i) eligible for a dividends-received deduction (subject to applicable limitations) and (ii) subject to the "extraordinary dividend" provisions of the Code. To the extent, if any, that the cash received by a United States Holder exceeds the Company's earnings and profits, it will be treated first as a tax-free return of such United States Holder's tax basis in the shares and thereafter as capital gain.

     See Section 3 with respect to the application of United States federal income tax withholding to payments made to Non-United States Holders and the backup withholding tax requirements.

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH STOCKHOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

14. EXTENSION OF THE OFFER; TERMINATION; AMENDMENT.

     The Company expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 6 shall have occurred or shall be deemed by the Company to have occurred, to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. The Company also expressly reserves the right, in its sole discretion, to terminate the Offer and not accept for payment or pay for any shares not previously accepted for payment or paid for or, subject to applicable law, to postpone payment for shares upon the occurrence of any of the conditions specified in Section 6 hereof by giving oral or written notice of such termination or postponement to the Depositary and making a public announcement thereof. The Company's reservation of the right to delay payment for shares which it has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that the Company must pay the consideration offered or return the shares tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, the Company further reserves the right, in its sole discretion, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by the Company to have occurred, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered in the Offer to holders of shares or by decreasing or increasing the number of shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement thereof. In the case of an extension, such announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any material change to the terms of the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which the Company may choose to inform stockholders, except as required by applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such change other than by making a release to the Dow Jones News Service.

     If the Company materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Company will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. Under these rules, the minimum period during which an offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Company increases or decreases the price to be paid for shares, materially increases the Dealer Manager fee or increases or decreases the number of shares being sought in the Offer and, in the event of an increase in the number of shares being sought, such increase exceeds 2% of the number of outstanding shares of Common Stock, and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice of an increase or decrease is first published, sent or given in the manner specified in this Section 14, the Offer will be extended until the expiration of such period of ten business days. For the purposes of the Offer, a "business day" means any day

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

other than a Saturday, Sunday or Federal holiday and consists of the time period from 12:01 am through 12:00 midnight, New York City time.

15. FEES AND EXPENSES.

     The Company has retained Credit Suisse First Boston to act as its financial advisor, as well as the Dealer Manager, in connection with the Offer. Credit Suisse First Boston will receive customary fees for its services. The Company also has agreed to reimburse Credit Suisse First Boston for certain reasonable out-of-pocket expenses incurred in connection with the Offer, including reasonable fees and expenses of counsel, and to indemnify Credit Suisse First Boston against certain liabilities in connection with the Offer, including liabilities under the federal securities laws. Credit Suisse First Boston has rendered various investment banking and other advisory services to the Company in the past, for which it has received customary compensation, and may render similar services to the Company in the future.

     The Company has retained Morrow & Co., Inc. to act as Information Agent and EquiServe L.P. to act as Depositary in connection with the Offer. The Information Agent may contact holders of shares by mail, telephone, facsimile, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners. The Information Agent and the Depositary will each receive reasonable and customary compensation for their respective services, will be reimbursed by the Company for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

     No fees or commissions will be payable by the Company to brokers, dealers or other persons (other than fees to the Dealer Manager and the Information Agent as described above) for soliciting tenders of shares pursuant to the Offer. Stockholders holding shares through brokers or banks are urged to consult the brokers or banks to determine whether transaction costs are applicable if stockholders tender shares through such brokers or banks and not directly to the Depositary. The Company will, however, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, trust company or other nominee has been authorized to act as the agent of the Company, the Dealer Manager, the Information Agent or the Depositary for purposes of the Offer. The Company will pay or cause to be paid all stock transfer taxes, if any, on its purchase of shares except as otherwise provided in Section 5 or Instruction 8 in the Letter of Transmittal.

16. MISCELLANEOUS.

     The Company is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If the Company becomes aware of any jurisdiction where the making of the Offer or the acceptance of shares pursuant thereto is not in compliance with any applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of the jurisdiction.

     Pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act, the Company has filed with the Commission the Schedule 13E-4 which contains additional information with respect to the Offer. Such Schedule 13E-4, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in
Section 9 with respect to information concerning the Company.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE COMPANY OR THE DEALER MANAGER IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE DEALER MANAGER.

                                          GARTNER GROUP, INC.

JULY 27, 1999

     Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates for shares and any other required documents should be sent or delivered by each stockholder or such stockholder's broker, dealer, commercial bank, trust company or nominee to the Depositary at one of its addresses set forth below.

                        THE DEPOSITARY FOR THE OFFER IS:

                                 EQUISERVE L.P.

       By Hand Delivery:          By Overnight, Certified or         By First Class Mail:
Securities Transfer & Reporting     Express Mail Delivery:              EquiServe L.P.
        Services, Inc.                  EquiServe L.P.                 Corporate Actions
      c/o EquiServe L.P.               Corporate Actions                 P.O. Box 9573
 100 William Street, Galleria         40 Campanelli Drive            Boston, MA 02205-8686
      New York, NY 10038              Braintree, MA 02184

                                     Phone:
                                 (781)575-3120

                            Facsimile Transmission:
                                 (781) 575-4826

                   Confirm Receipt of Facsimile by Telephone:
                                 (781) 575-4816

                            ------------------------

     Any questions or requests for assistance or additional copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at the telephone numbers and addresses set forth below. Stockholders may also contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offer. To confirm delivery of Shares, stockholders are directed to contact the Depositary.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                               MORROW & CO., INC.
                          445 Park Avenue, Fifth Floor
                               New York, NY 10022
          Banks and Brokerage Firms, call: (800) 662-5200 (toll free)
             Stockholders, please call: (800) 566-9061 (toll free)
                      THE DEALER MANAGER FOR THE OFFER IS:

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                             Eleven Madison Avenue
                            New York, NY 10010-3629
                           (800) 881-8320 (toll free)